RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                    DEPOSITOR

                           RAMP SERIES 2004-SL1 TRUST

                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION

                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-SL1


          $ 100,867          0.00%           CLASS A-PO CERTIFICATES
 ------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated March 25, 2004
                                       to
                       Prospectus dated December 17, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 25, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-PO Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-PO Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-PO Certificates. It is expected that delivery of the Class A-PO Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-PO Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-PO Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-PO Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-PO Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-PO Certificates. The Class PO underwriter intends to make a secondary market in the Class A-PO Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-PO Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Loan Characteristics--Group V Loans" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                        CREDIT SCORE OF THE GROUP V LOANS

                                     NUMBER OF                        PERCENTAGE        AVERAGE        WEIGHTED
                                     GROUP V          PRINCIPAL       OF GROUP V       PRINCIPAL     AVERAGE LTV
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
560 - 579 .......................             1    $      280,121            1.35%    $   280,121        52.00%
620 - 639 .......................             2           560,361            2.70         280,180        49.19
660 - 679 .......................             4         1,392,614            6.72         348,153        47.65
680 - 699 .......................             4         1,070,376            5.17         267,594        37.93
700 - 719 .......................             5         1,234,106            5.96         246,821        43.32
720 - 739 .......................             6         1,793,554            8.66         298,926        42.67
740 - 759 .......................             5         1,383,353            6.68         276,671        43.77
760 or greater ..................            49        13,006,462           62.77         265,438        42.74
                                    -----------    --------------    ------------     -----------    ---------
Total ...........................            76    $   20,720,946          100.00%    $   272,644        43.22%
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average credit score of the group V loans was 757.

         For substantially all of the group V loans, the credit score was updated prior to March 1, 2005.




        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES OF THE GROUP V LOANS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP V          PRINCIPAL       OF GROUP V       PRINCIPAL       CREDIT     AVERAGE LTV
OCCUPANCY                             LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Primary Residence ...............            74    $   20,565,365           99.25%    $   277,910           757        43.16%
Second/Vacation .................             2           155,581            0.75          77,791           711        51.06
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============




                          PURPOSE OF THE GROUP V LOANS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP V          PRINCIPAL       OF GROUP V       PRINCIPAL       CREDIT     AVERAGE LTV
LOAN PURPOSE                          LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Purchase ........................            22    $    5,668,130           27.35%    $   257,642           769        41.79%
Rate/Term Refinance .............            41        11,226,629           54.18         273,820           748        42.23
Equity Refinance ................            13         3,826,187           18.47         294,322           764        48.24
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============

                  MORTGAGED PROPERTY TYPES OF THE GROUP V LOANS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP V          PRINCIPAL       OF GROUP V       PRINCIPAL       CREDIT     AVERAGE LTV
PROPERTY TYPE                         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Single-family detached ..........            57    $   15,426,119           74.45%    $   270,634           755        41.63%
Planned Unit Developments (detached)         16         4,873,580           23.52         304,599           759        48.65
Condo High-Rise (9 stories or more)           1           253,675            1.22         253,675           795        50.00
Condo Low-Rise (less than 5 stories)          1            92,432            0.45          92,432           804        29.00
Townhouse .......................             1            75,140            0.36          75,140           804        12.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============

    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP V LOANS


                                                                                                      WEIGHTED
                                     NUMBER OF                         PERCENTAGE       AVERAGE       AVERAGE       WEIGHTED
                                      GROUP V         PRINCIPAL        OF GROUP V      PRINCIPAL       CREDIT     AVERAGE LTV
STATE                                  LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Alabama .........................             1    $      395,320            1.91%    $   395,320           767        47.00%
California ......................            29         7,432,577           35.87         256,296           761        40.71
Connecticut .....................             3           520,795            2.51         173,598           787        20.83
District of Columbia ............             1           352,645            1.70         352,645           780        51.00
Florida .........................             6         1,677,242            8.09         279,540           732        46.33
Georgia .........................             3           828,860            4.00         276,287           797        50.61
Hawaii ..........................             1           251,865            1.22         251,865           754        22.00
Illinois ........................             1           290,955            1.40         290,955           714        39.00
Kentucky ........................             2           441,003            2.13         220,501           721        35.45
Massachusetts ...................             2           562,607            2.72         281,304           778        29.70
Maryland ........................             1           255,379            1.23         255,379           636        53.00
Michigan ........................             1           601,172            2.90         601,172           798        51.00
New Jersey ......................             2           643,864            3.11         321,932           773        47.79
New York ........................             6         1,422,674            6.87         237,112           740        36.07
Oregon ..........................             1           263,793            1.27         263,793           780        35.00
Pennsylvania ....................             1           267,051            1.29         267,051           741        60.00
South Carolina ..................             1           525,904            2.54         525,904           775        59.00
Tennessee .......................             3           840,438            4.06         280,146           718        50.24
Texas ...........................             8         2,193,988           10.59         274,249           749        45.67
Virginia ........................             2           641,691            3.10         320,845           780        50.01
Washington ......................             1           311,124            1.50         311,124           777        63.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============

----------
    As of March 1, 2005, no more than 3.6% of the group V loans were secured by mortgaged properties located in any one zip code area in Texas and no more than 3.0% of the group V loans were secured by mortgaged properties located in any one zip code area outside Texas.

                    DOCUMENTATION TYPES OF THE GROUP V LOANS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP V          PRINCIPAL       OF GROUP V       PRINCIPAL       CREDIT     AVERAGE LTV
DOCUMENTATION TYPE                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Full Documentation ..............            68    $   18,635,939           89.94%    $   274,058           756        43.64%
Reduced Documentation ...........             8         2,085,007           10.06         260,626           758        39.42
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============


                         SEASONING OF THE GROUP V LOANS

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                                                                                      WEIGHTED      CURRENT
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     GROUP V          PRINCIPAL       OF GROUP V       PRINCIPAL       CREDIT        VALUE
    SEASONING IN MONTHS               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
37 - 48 .........................            18    $    5,511,965           26.60%    $   306,220           770        47.69%
49 - 60 .........................             1           322,881            1.56         322,881           787        51.00
61 - 72 .........................             6         1,733,569            8.37         288,928           745        44.84
73 - 84 .........................            46        12,223,328           58.99         265,725           748        41.33
85 - 96 .........................             2           517,468            2.50         258,734           787        42.35
133 - 144 .......................             3           411,735            1.99         137,245           805        27.66
                                    -----------    --------------    ------------     -----------    ----------   ----------
     Total ......................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average seasoning of the group V loans was 70 months.

                  PREPAYMENT PENALTY TERMS OF THE GROUP V LOANS

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                                                                                      WEIGHTED      CURRENT
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     GROUP V          PRINCIPAL       OF GROUP V       PRINCIPAL       CREDIT        VALUE
  PREPAYMENT PENALTY TERM             LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
None ............................            70    $   19,084,716           92.10%    $   272,639           756        42.70%
60 Months .......................             6         1,636,230            7.90         272,705           763        49.28
                                    -----------    --------------    ------------     -----------    ----------   ----------
     Total ......................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============

                       MORTGAGE RATES OF THE GROUP V LOANS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP V          PRINCIPAL       OF GROUP V       PRINCIPAL       CREDIT     AVERAGE LTV
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
5.5000 - 5.9999 .................             2    $      400,283            1.93     $   200,142           756        53.34%
6.0000 - 6.4999 .................            14         3,570,300           17.23         255,021           752        40.22
6.5000 - 6.9999 .................            58        16,398,800           79.14         282,738           756        43.36
7.0000 - 7.4999 .................             2           351,563            1.70         175,781           810        55.53
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============

      As of March 1, 2005, the weighted average mortgage rate of the group V loans was approximately 6.5979% per annum.

                     NET MORTGAGE RATES OF THE GROUP V LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                         PERCENTAGE       AVERAGE       AVERAGE       WEIGHTED
                                      GROUP V         PRINCIPAL        OF GROUP V      PRINCIPAL       CREDIT     AVERAGE LTV
NET MORTGAGE RATE (%)                  LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
5.0000 - 5.4999 .................             1    $      267,051            1.29%    $   267,051           741        60.00%
5.5000 - 5.9999 .................            10         2,607,023           12.58         260,702           743        38.82
6.0000 - 6.4999 .................            65        17,846,872           86.13         274,567           759        43.61
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Group V was approximately 6.2866%.

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP V LOANS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP V          PRINCIPAL       OF GROUP V       PRINCIPAL       CREDIT     AVERAGE LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
----------------------------------  -----------    --------------    -------------    -----------    ----------   -----------
100,000 or less .................             1    $        7,024            0.03%    $     7,024           814        10.00%
100,001 to 200,000 ..............             1            92,432            0.45          92,432           804        29.00
200,001 to 300,000 ..............             4           662,061            3.20         165,515           743        46.47
300,001 to 400,000 ..............            35         8,308,277           40.10         237,379           768        41.31
400,001 to 500,000 ..............            17         4,672,800           22.55         274,871           748        43.02
500,001 to 600,000 ..............            11         3,797,355           18.33         345,214           750        47.04
600,001 to 700,000 ..............             4         1,816,499            8.77         454,125           746        46.48
700,001 to 800,000 ..............             1           490,268            2.37         490,268           669        38.00
800,001 to 900,000 ..............             1           601,172            2.90         601,172           798        51.00
900,001 to 1,000,000 ............             1           273,058            1.32         273,058           810        20.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            76    $   20,720,946          100.00%    $   272,644           757        43.22%
                                    ===========    ==============    ============

                    ORIGINAL LTV RATIOS OF THE GROUP V LOANS

                                     NUMBER OF                         PERCENTAGE       AVERAGE        WEIGHTED
                                      GROUP V         PRINCIPAL        OF GROUP V      PRINCIPAL     AVERAGE LTV
ORIGINAL LTV RATIO (%)                 LOANS           BALANCE           LOANS          BALANCE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ...................            14    $    2,972,785           14.35%    $   212,342          775
50.01 - 55.00 ...................             6         1,433,687            6.92         238,948          768
55.01 - 60.00 ...................            10         2,902,737           14.01         290,274          732
60.01 - 65.00 ...................            11         3,467,613           16.73         315,238          767
65.01 - 70.00 ...................             6         1,876,413            9.06         312,735          766
70.01 - 75.00 ...................             9         2,988,751           14.42         332,083          732
75.01 - 80.00 ...................            19         5,071,937           24.48         266,944          761
80.01 - 85.00 ...................             1             7,024            0.03           7,024          814
                                    -----------    --------------    ------------     -----------    ---------
Total ...........................            76    $   20,720,946          100.00%    $   272,644          757
                                    ===========    ==============    ============

     The weighted average loan-to-value ratio at origination of the group V loans was approximately 64.15%.


                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP V LOANS

                                     NUMBER OF                         PERCENTAGE       AVERAGE       WEIGHTED
   CURRENT LOAN-TO-VALUE              GROUP V          PRINCIPAL       OF GROUP V      PRINCIPAL    AVERAGE LTV
         RATIO (%)                     LOANS            BALANCE          LOANS          BALANCE        RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ...................            54    $   13,482,246           65.07%    $   249,671          754
50.01 - 55.00 ...................            13         4,196,113           20.25         322,778          766
55.01 - 60.00 ...................             5         1,775,023            8.57         355,005          755
60.01 - 65.00 ...................             4         1,267,564            6.12         316,891          760
                                    -----------    --------------    ------------     -----------    ---------
     Total ......................            76    $   20,720,946          100.00%    $   272,644          757
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average current loan-to-value ratio of the group V loans was approximately 43.22%.

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Loan Characteristics--Group IX Loans" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                       CREDIT SCORE OF THE GROUP IX LOANS

                                     NUMBER OF                        PERCENTAGE        AVERAGE       WEIGHTED
                                     GROUP IX          PRINCIPAL      OF GROUP IX       PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE                     LOANS            BALANCE          LOANS           BALANCE        RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
500 - 519 .......................             1    $      305,621            2.19%    $   305,621        62.00%
520 - 539 .......................             1           917,301            6.59         917,301        59.00
560 - 579 .......................             1           449,945            3.23         449,945        65.00
600 - 619 .......................             1           463,829            3.33         463,829        68.00
620 - 639 .......................             3         1,238,534            8.89         412,845        71.77
660 - 679 .......................             3         1,128,175            8.10         376,058        70.88
680 - 699 .......................             2           933,038            6.70         466,519        70.73
700 - 719 .......................             2           519,128            3.73         259,564        57.84
720 - 739 .......................             3         1,219,776            8.76         406,592        66.98
740 - 759 .......................             5         1,901,272           13.65         380,254        58.93
760 or greater ..................            15         4,848,738           34.82         323,249        61.73
                                    -----------    --------------    ------------     -----------    ---------
Total ...........................            37    $   13,925,356          100.00%    $   376,361        64.04%
                                    ===========    ==============    ============

         The weighted average credit score of the group IX loans was 712.

         For substantially all of the group IX loans, the credit score was updated prior to March 1, 2005.

        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES OF THE GROUP IX LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT     AVERAGE LTV
OCCUPANCY                             LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Primary Residence ...............            35    $   13,096,957           94.05%    $   374,199           710        64.35%
Second/Vacation .................             2           828,399            5.95         414,199           744        59.16
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============

                          PURPOSE OF THE GROUP IX LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT     AVERAGE LTV
LOAN PURPOSE                           LOANS           BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Purchase ........................            21    $    8,117,747           58.29%    $   386,559           723        69.24%
Rate/Term Refinance .............            10         3,667,941           26.34         366,794           683        52.85
Equity Refinance ................             6         2,139,668           15.37         356,611           721        63.50
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============


                 MORTGAGED PROPERTY TYPES OF THE GROUP IX LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT     AVERAGE LTV
PROPERTY TYPE                         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Single-family detached ..........            27    $    9,593,392           68.89%    $   355,311           701        61.84%
Planned Unit Developments (detached)         10         4,331,965           31.11         433,196           735        68.90
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============

    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP IX LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT     AVERAGE LTV
STATE                                 LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
California ......................            11    $    3,556,998           25.54%    $   323,363           752        61.82%
District of Columbia ............             1           478,580            3.44         478,580           662        73.00
Delaware ........................             1           362,667            2.60         362,667           770        72.00
Florida .........................             1           187,718            1.35         187,718           800        46.00
Indiana .........................             1           567,014            4.07         567,014           737        69.00
Louisiana .......................             2           460,927            3.31         230,464           697        54.11
Massachusetts ...................             1           299,851            2.15         299,851           754        65.00
Maryland ........................             1           917,301            6.59         917,301           535        59.00
New Jersey ......................             2           960,266            6.90         480,133           628        64.38
New Mexico ......................             1           276,819            1.99         276,819           778        63.00
New York ........................             3           975,050            7.00         325,017           709        60.05
Ohio ............................             1           369,496            2.65         369,496           637        84.00
Oregon ..........................             1           459,146            3.30         459,146           773        75.00
South Carolina ..................             1           477,820            3.43         477,820           795        49.00
Texas ...........................             4         1,555,244           11.17         388,811           688        62.37
Virginia ........................             5         2,020,457           14.51         404,091           736        69.69
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============

----------
    No more than 6.9% of the group IX loans were secured by mortgaged properties located in any one zip code area in New Jersey and no more than 6.6% of the group IX loans were secured by mortgaged properties located in any one zip code area outside New Jersey.

                    DOCUMENTATION TYPES OF THE GROUP IX LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT     AVERAGE LTV
DOCUMENTATION TYPE                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Full Documentation ..............            34    $   12,762,024           91.65%    $   375,354           720        64.73%
Reduced Documentation ...........             3         1,163,332            8.35         387,777           618        56.50
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============

                         SEASONING OF THE GROUP IX LOANS

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                                                                                      WEIGHTED      CURRENT
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT        VALUE
    SEASONING IN MONTHS               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
37 - 48 .........................            12    $    5,099,034           36.62%    $   424,919           730        65.59%
61 - 72 .........................             5         1,767,965           12.70         353,593           662        61.21
73 - 84 .........................            20         7,058,357           50.69         352,918           711        63.63
                                    -----------    --------------    ------------     -----------    ----------   ----------
     Total ......................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============

         The weighted average seasoning of the group IX loans is 64 months.

                 PREPAYMENT PENALTY TERMS OF THE GROUP IX LOANS

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                                                                                      WEIGHTED      CURRENT
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT        VALUE
  PREPAYMENT PENALTY TERM             LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   ----------
None ............................            35    $   13,067,570           93.84%    $   373,359           711        64.70%
60 Months .......................             2           857,786            6.16         428,893           717        54.02
                                    -----------    --------------    ------------     -----------    ----------   ----------
     Total ......................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============

                      MORTGAGE RATES OF THE GROUP IX LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT     AVERAGE LTV
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
6.0000 - 6.4999 .................             3    $    1,051,314            7.55%    $   350,438           742        72.98%
6.5000 - 6.9999 .................            34        12,874,043           92.45         378,648           709        63.31
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============

      As of March 1, 2005, the weighted average mortgage rate of the group IX loans was approximately 6.6682% per annum.

                    NET MORTGAGE RATES OF THE GROUP IX LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT     AVERAGE LTV
NET MORTGAGE RATE (%)                 LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   ----------
5.5000 - 5.9999 .................             1    $      350,579            2.52%    $   350,579           674        73.00%
6.0000 - 6.4999 .................            36        13,574,778           97.48         377,077           713        63.81
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============

      As of March 1, 2005, the weighted average net mortgage rates of the mortgage loans in Loan Group IX was approximately 6.3682%.

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP IX LOANS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL       CREDIT     AVERAGE LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
200,001 to 300,000 ..............             2    $      483,457            3.47%    $   241,728           784        52.88%
300,001 to 400,000 ..............            20         6,288,203           45.16         314,410           752        63.54
400,001 to 500,000 ..............             8         3,450,624           24.78         431,328           686        64.79
500,001 to 600,000 ..............             4         1,599,436           11.49         399,859           665        65.80
600,001 to 700,000 ..............             2         1,186,336            8.52         593,168           747        70.57
900,001 to 1,000,000 ............             1           917,301            6.59         917,301           535        59.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................            37    $   13,925,356          100.00%    $   376,361           712        64.04%
                                    ===========    ==============    ============

                    ORIGINAL LTV RATIOS OF THE GROUP IX LOANS


                                     NUMBER OF                        PERCENTAGE        AVERAGE        WEIGHTED
                                     GROUP IX         PRINCIPAL       OF GROUP IX      PRINCIPAL     AVERAGE LTV
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    -----------
00.01 - 50.00 ...................             3    $      978,495            7.03%    $   326,165          766
50.01-55.00 .....................             1           477,820            3.43         477,820          795
55.01-60.00 .....................             1           334,760            2.40         334,760          734
60.01-65.00 .....................             2         1,260,800            9.05         630,400          592
65.01-70.00 .....................             7         2,475,396           17.78         353,628          669
70.01-75.00 .....................             9         3,604,339           25.88         400,482          735
75.01-80.00 .....................            12         4,236,531           30.42         353,044          731
85.01-90.00 .....................             1           187,718            1.35         187,718          800
90.01-95.00 .....................             1           369,496            2.65         369,496          637
                                    -----------    --------------    ------------     -----------    ---------
Total ...........................            37    $   13,925,356          100.00%    $   376,361          712
                                    ===========    ==============    ============

     As of March 1, 2005, the weighted average loan-to-value ratio at origination of the group IX loans was approximately 70.99%.

               CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP IX LOANS

                                                                                                       WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE        AVERAGE
   CURRENT LOAN-TO-VALUE             GROUP IX        PRINCIPAL       OF GROUP IX       PRINCIPAL       CREDIT
         RATIO (%)                     LOANS          BALANCE            LOANS          BALANCE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    -----------
00.01 - 50.00 ...................             7    $    1,947,345           13.98%    $   278,192          772
50.01 - 55.00 ...................             2           607,242            4.36         303,621          775
55.01 - 60.00 ...................             2         1,260,800            9.05         630,400          592
60.01 - 65.00 ...................             9         3,189,170           22.90         354,352          681
65.01 - 70.00 ...................             3         1,373,274            9.86         457,758          714
70.01 - 75.00 ...................            11         4,377,009           31.43         397,910          740
75.01 - 80.00 ...................             2           801,020            5.75         400,510          705
80.01 - 85.00 ...................             1           369,496            2.65         369,496          637
                                    -----------    --------------    ------------     -----------    ---------
     Total ......................            37    $   13,925,356          100.00%    $   376,361          712
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average current loan-to-value ratio of the Group IX Loans was approximately 64.04%.

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Loan Characteristics--Mortgage Loans in Loan Group I" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                        CREDIT SCORE OF THE GROUP I LOANS


                                     NUMBER OF                        PERCENTAGE        AVERAGE        WEIGHTED
                                     GROUP I          PRINCIPAL       OF GROUP I       PRINCIPAL     AVERAGE LTV
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    -----------
499 or less .....................           170    $   16,347,479           18.54%    $    96,162        75.42%
500 - 519 .......................            83         8,061,573            9.14          97,127        74.35
520 - 539 .......................            84         7,978,952            9.05          94,988        72.92
540 - 559 .......................            77         5,771,647            6.55          74,956        74.56
560 - 579 .......................            74         6,355,371            7.21          85,883        73.27
580 - 599 .......................            76         6,327,810            7.18          83,261        72.76
600 - 619 .......................            69         4,977,454            5.65          72,137        70.77
620 - 639 .......................            57         4,926,775            5.59          86,435        73.77
640 - 659 .......................            62         6,063,240            6.88          97,794        73.02
660 - 679 .......................            31         2,515,385            2.85          81,141        69.47
680 - 699 .......................            41         4,255,168            4.83         103,785        65.92
700 - 719 .......................            26         2,496,400            2.83          96,015        69.38
720 - 739 .......................            20         2,254,985            2.56         112,749        54.01
740 - 759 .......................            12         2,031,709            2.30         169,309        69.58
760 or greater ..................            72         5,742,081            6.51          79,751        53.21
                                    -----------    --------------    ------------     -----------    ---------
Subtotal with Credit Score ......           954    $   86,106,029           97.67%    $    90,258        71.15%
Not Available ...................            30         2,051,053            2.33          68,368        70.68
                                    -----------    --------------    ------------     -----------    ---------
Total ...........................           984    $   88,157,082          100.00%    $    89,591        71.14%
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average credit score of the Group I Loans was 590.

         For substantially all of the Group I Loans, the Credit Score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.

        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT     AVERAGE LTV
OCCUPANCY                              LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Primary Residence ...............           876    $   82,666,018           93.77%    $    94,368           588        71.66%
Second/Vacation .................            17         1,357,575            1.54          79,857           573        68.70
Non-Owner Occupied ..............            91         4,133,489            4.69          45,423           630        61.52
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................           984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                    ===========    ==============    ============

                          PURPOSE OF THE GROUP I LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT     AVERAGE LTV
LOAN PURPOSE                           LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Purchase ........................           476    $   45,279,657           51.36%    $    95,125           586        73.41%
Rate/Term Refinance .............           150        16,618,600           18.85         110,791           589        70.58
Equity Refinance ................           358        26,258,825           29.79          73,349           597        67.57
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................           984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                    ===========    ==============    ============

                  MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                                                          WEIGHTED
                                         NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                          GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT     AVERAGE LTV
PROPERTY TYPE                              LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
------------------------------------    -----------    --------------    -------------    -----------    ----------   -----------
Single-family detached .............            781    $   70,331,304           79.78%    $    90,053           588        71.31%
Planned Unit Developments (detached)             61         9,421,008           10.69         154,443           586        72.26
Two-to-four family units ...........             38         2,482,873            2.82          65,339           645        68.61
Condo Low-Rise (less than 5 stories)             42         2,163,380            2.45          51,509           614        67.44
Manufactured Home ..................             36         2,077,358            2.36          57,704           565        73.56
Townhouse ..........................             17           708,914            0.80          41,701           576        64.09
Condo High-Rise (9 stories or more)               1           383,098            0.43         383,098           769        64.00
Planned Unit Developments (attached)              6           365,605            0.41          60,934           617        68.17
Condo Mid-Rise (5 to 8 stories) ....              2           223,541            0.25         111,770           534        48.18
                                        -----------    --------------    ------------     -----------    ----------   ----------
Total ..............................            984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                        ===========    ==============    ============

      GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF GROUP I LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT     AVERAGE LTV
STATE                                  LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Alaska ..........................             2    $      252,437            0.29%    $   126,219           585        60.76%
Alabama .........................            22         1,437,994            1.63          65,363           594        70.18
Arkansas ........................             4           445,469            0.51         111,367           649        80.32
Arizona .........................            19         2,071,161            2.35         109,008           639        71.69
California ......................            73        11,348,280           12.87         155,456           637        63.86
Colorado ........................            10         1,456,768            1.65         145,677           578        72.38
Connecticut .....................             5           837,349            0.95         167,470           663        52.25
District of Columbia ............             7           549,934            0.62          78,562           626        67.27
Delaware ........................             4           453,321            0.51         113,330           533        80.54
Florida .........................            61         5,401,779            6.13          88,554           592        71.22
Georgia .........................            85         7,130,650            8.09          83,890           562        78.03
Hawaii ..........................             3           330,737            0.38         110,246           566        75.55
Iowa ............................             6           398,132            0.45          66,355           557        77.98
Idaho ...........................            11           760,446            0.86          69,131           592        74.98
Illinois ........................            29         3,116,980            3.54         107,482           569        71.83
Indiana .........................            23         1,459,779            1.66          63,469           555        78.07
Kansas ..........................             5           500,564            0.57         100,113           521        80.78
Kentucky ........................             6           416,383            0.47          69,397           575        79.56
Louisiana .......................            13         1,521,477            1.73         117,037           566        72.81
Massachusetts ...................             4           476,810            0.54         119,202           558        54.38
Maryland ........................            18         2,140,356            2.43         118,909           602        73.01
Michigan ........................            32         2,702,977            3.07          84,468           623        62.44
Minnesota .......................             6           364,720            0.41          60,787           580        76.70
Missouri ........................            12           529,464            0.60          44,122           591        72.44
Mississippi .....................             4           423,907            0.48         105,977           496        77.69
Montana .........................             7           500,751            0.57          71,536           550        73.19
North Carolina ..................            32         2,471,238            2.80          77,226           537        74.88
North Dakota ....................             4           163,926            0.19          40,981           587        74.17
Nebraska ........................             2           625,577            0.71         312,788           506        72.63
New Jersey ......................            21         3,103,393            3.52         147,781           572        72.87
New Mexico ......................             8           672,983            0.76          84,123           556        69.88
Nevada ..........................             6           559,314            0.63          93,219           649        76.86
New York ........................            24         2,145,440            2.43          89,393           597        59.45
Ohio ............................            27         2,146,693            2.44          79,507           550        77.00
Oklahoma ........................            10           714,145            0.81          71,415           612        76.76
Oregon ..........................            83         4,217,474            4.78          50,813           686        61.23
Pennsylvania ....................            30         3,077,419            3.49         102,581           568        72.02
South Carolina ..................            17         1,129,049            1.28          66,415           554        77.33
Tennessee .......................            21         1,699,554            1.93          80,931           553        75.69
Texas ...........................           154        10,810,550           12.26          70,198           566        75.32
Utah ............................            18         1,755,580            1.99          97,532           574        73.77
Virginia ........................            18         1,898,575            2.15         105,476           532        73.65
Vermont .........................             1           820,078            0.93         820,078           752        67.00
Washington ......................            29         2,611,332            2.96          90,046           584        68.57
Wisconsin .......................             3           211,589            0.24          70,530           584        77.72
West Virginia ...................             2           150,477            0.17          75,239           533        86.32
Wyoming .........................             3           144,066            0.16          48,022           502        73.90
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................           984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                    ===========    ==============    ============

    As of March 1, 2005, no more than 1.0% of the Group I Loans were secured by mortgaged properties located in any one zip code area in Vermont and no more than 0.7% of the Group I Loans were secured by mortgaged properties located in any one zip code area outside Vermont.

                    DOCUMENTATION TYPES OF THE GROUP I LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT     AVERAGE LTV
DOCUMENTATION TYPE                     LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Full Documentation ..............           811    $   71,975,751           81.64%    $    88,749           586        72.14%
Reduced Documentation ...........           173        16,181,331           18.36          93,534           604        66.68
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................           984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                    ===========    ==============    ============

                         SEASONING OF THE GROUP I LOANS

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                                                                                      WEIGHTED      CURRENT
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT        VALUE
    SEASONING IN MONTHS               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
37 - 48 .........................            24    $    7,908,375            8.97%    $   329,516           631        71.00%
49 - 60 .........................             6         1,617,149            1.83         269,525           493        78.59
61 - 72 .........................             4           798,490            0.91         199,622           485        76.01
73 - 84 .........................           347        31,487,275           35.72          90,741           575        75.70
85 - 96 .........................           382        25,678,150           29.13          67,220           573        72.93
97 - 108 ........................            73         6,242,347            7.08          85,512           578        70.11
109 - 120 .......................            21         2,508,305            2.85         119,443           541        72.17
121 - 132 .......................             7         1,015,311            1.15         145,044           550        66.74
133 - 144 .......................            34         3,190,261            3.62          93,831           634        60.36
Greater than 144 ................            86         7,711,419            8.75          89,668           703        50.13
                                    -----------    --------------    ------------     -----------    ----------   ----------
     Total ......................           984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average seasoning of the Group I Loans is 93 months.

                  PREPAYMENT PENALTY TERMS OF THE GROUP I LOANS

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                                                                                      WEIGHTED      CURRENT
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT        VALUE
PREPAYMENT PENALTY TERMS               LOANS           BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
None ............................           983    $   87,989,323           99.81%    $    89,511           590        71.11%
60 Months .......................             1           167,759            0.19         167,759           515        87.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
     Total ......................           984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                    ===========    ==============    ============

                       MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT     AVERAGE LTV
MORTGAGE RATES (%)                     LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
3.0000 - 3.4999 .................             1    $       80,196            0.09%    $    80,196           678        73.00%
3.5000 - 3.9999 .................            10         1,151,456            1.31         115,146           745        39.31
4.0000 - 4.4999 .................            27         3,296,559            3.74         122,095           770        50.71
4.5000 - 4.9999 .................            26         1,209,450            1.37          46,517           649        57.14
5.0000 - 5.4999 .................            25           841,949            0.96          33,678           739        51.75
5.5000 - 5.9999 .................            13         1,760,559            2.00         135,428           663        60.00
6.0000 - 6.4999 .................            11           681,889            0.77          61,990           611        71.20
6.5000 - 6.9999 .................            31         4,983,298            5.65         160,752           654        67.63
7.0000 - 7.4999 .................            77        11,511,284           13.06         149,497           603        72.53
7.5000 - 7.9999 .................            58         8,075,339            9.16         139,230           537        72.11
8.0000 - 8.4999 .................            67         6,936,153            7.87         103,525           546        71.19
8.5000 - 8.9999 .................            96         9,276,145           10.52          96,627           597        71.75
9.0000 - 9.4999 .................            92         7,338,771            8.32          79,769           576        72.54
9.5000 - 9.9999 .................           106         8,775,009            9.95          82,783           568        76.11
10.0000 - 10.4999 ...............           101         7,549,468            8.56          74,747           562        76.27
10.5000 - 10.9999 ...............           116         7,983,695            9.06          68,825           562        77.19
11.0000 - 11.4999 ...............            58         3,282,355            3.72          56,592           554        72.27
11.5000 - 11.9999 ...............            33         1,821,611            2.07          55,200           546        74.95
12.0000 - 12.4999 ...............            14           726,552            0.82          51,897           570        60.83
12.5000 - 12.9999 ...............            16           614,892            0.70          38,431           578        70.68
13.0000 - 13.4999 ...............             3           130,795            0.15          43,598           509        75.60
13.5000 - 13.9999 ...............             1            95,634            0.11          95,634           515        87.00
14.5000 - 14.9999 ...............             1            11,089            0.01          11,089           481        11.00
16.0000 - 16.4999 ...............             1            22,934            0.03          22,934           457        18.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................           984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                    ===========    ==============    ============

      As of March 1, 2005, the weighted average mortgage rate of the Group I Loans was approximately 8.5385% per annum.

                     NET MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT     AVERAGE LTV
NET MORTGAGE RATE (%)                  LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
2.0000 - 2.4999 .................             1    $       80,196            0.09%    $    80,196           678        73.00%
3.0000 - 3.4999 .................            11         1,297,688            1.47         117,972           722        40.85
3.5000 - 3.9999 .................            25         3,132,262            3.55         125,290           780        50.72
4.0000 - 4.4999 .................            27         1,227,514            1.39          45,463           649        56.76
4.5000 - 4.9999 .................            26           963,311            1.09          37,050           709        54.42
5.0000 - 5.4999 .................            14         1,784,479            2.02         127,463           666        59.97
5.5000 - 5.9999 .................            11         1,073,124            1.22          97,557           660        69.18
6.0000 - 6.4999 .................            42         7,042,747            7.99         167,684           671        69.54
6.5000 - 6.9999 .................            56         6,326,135            7.18         112,967           567        73.31
7.0000 - 7.4999 .................            71        10,755,964           12.20         151,492           560        71.88
7.5000 - 7.9999 .................            70         7,639,711            8.67         109,139           545        72.99
8.0000 - 8.4999 .................            95         8,223,095            9.33          86,559           600        69.88
8.5000 - 8.9999 .................           101         8,762,526            9.94          86,758           572        72.90
9.0000 - 9.4999 .................           110         9,049,998           10.27          82,273           555        76.41
9.5000 - 9.9999 .................           108         8,305,292            9.42          76,901           572        76.58
10.0000 - 10.4999 ...............           102         6,456,642            7.32          63,300           561        76.46
10.5000 - 10.9999 ...............            48         2,803,669            3.18          58,410           541        72.38
11.0000 - 11.4999 ...............            34         1,870,164            2.12          55,005           564        71.75
11.5000 - 11.9999 ...............            14           645,979            0.73          46,141           551        66.79
12.0000 - 12.4999 ...............            12           456,133            0.52          38,011           575        70.47
12.5000 - 12.9999 ...............             3           130,795            0.15          43,598           509        75.60
13.0000 - 13.4999 ...............             1            95,634            0.11          95,634           515        87.00
14.0000 - 14.4999 ...............             1            11,089            0.01          11,089           481        11.00
15.5000 - 15.9999 ...............             1            22,934            0.03          22,934           457        18.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................           984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                    ===========    ==============    ============

      As of March 1, 2005, the weighted average net mortgage rate of the Group I Loans was approximately 8.0437%.

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL       CREDIT     AVERAGE LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)     LOANS           BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
100,000 or less .................           672    $   35,096,607           39.81%    $    52,227           578        71.40%
100,001 to 200,000 ..............           202        24,468,450           27.76         121,131           582        74.54
200,001 to 300,000 ..............            68        13,907,803           15.78         204,527           610        67.41
300,001 to 400,000 ..............            29         8,840,914           10.03         304,859           596        70.79
400,001 to 500,000 ..............             8         2,966,125            3.36         370,766           622        69.81
500,001 to 600,000 ..............             3         1,459,170            1.66         486,390           623        48.96
600,001 to 700,000 ..............             1           597,935            0.68         597,935           494        74.00
800,001 to 900,000 ..............             1           820,078            0.93         820,078           752        67.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................           984    $   88,157,082          100.00%    $    89,591           590        71.14%
                                    ===========    ==============    ============

                    ORIGINAL LTV RATIOS OF THE GROUP I LOANS

                                                                                                       WEIGHTED
                                      NUMBER OF                       PERCENTAGE        AVERAGE        AVERAGE
                                      GROUP I         PRINCIPAL       OF GROUP I       PRINCIPAL        CREDIT
ORIGINAL LTV RATIO (%)                 LOANS           BALANCE          LOANS           BALANCE         SCORE
---------------------------------   -----------    --------------    -------------    -----------    -----------
00.01 - 50.00 ...................            41    $    2,885,446            3.27%    $    70,377          677
50.01 - 55.00 ...................            13           619,613            0.70          47,663          679
55.01 - 60.00 ...................            24         1,412,816            1.60          58,867          582
60.01 - 65.00 ...................            39         2,634,817            2.99          67,559          601
65.01 - 70.00 ...................            93         8,599,856            9.76          92,472          652
70.01 - 75.00 ...................           144        12,639,598           14.34          87,775          618
75.01 - 80.00 ...................           290        29,727,114           33.72         102,507          576
80.01 - 85.00 ...................           167        12,612,144           14.31          75,522          572
85.01 - 90.00 ...................           161        16,046,072           18.20          99,665          554
90.01 - 95.00 ...................            12           979,606            1.11          81,634          551
                                    -----------    --------------    ------------     -----------    ---------
Total ...........................           984    $   88,157,082          100.00%    $    89,591          590
                                    ===========    ==============    ============

     As of March 1, 2005, the weighted average loan-to-value ratio at origination of the Group I Loans was approximately 78.28%.

                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                                                                                       WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE        AVERAGE
   CURRENT LOAN-TO-VALUE             GROUP I          PRINCIPAL       OF GROUP I       PRINCIPAL        CREDIT
         RATIO (%)                    LOANS            BALANCE          LOANS           BALANCE         SCORE
---------------------------------   -----------    --------------    -------------    -----------    -----------
00.01 - 50.00 ...................           113    $    6,616,914            7.51%    $    58,557          679
50.01 - 55.00 ...................            59         4,728,729            5.36          80,148          653
55.01 - 60.00 ...................            42         2,964,249            3.36          70,577          640
60.01 - 65.00 ...................            72         5,850,462            6.64          81,256          611
65.01 - 70.00 ...................            93         9,985,707           11.33         107,373          622
70.01 - 75.00 ...................           196        19,489,673           22.11          99,437          573
75.01 - 80.00 ...................           192        19,770,443           22.43         102,971          565
80.01 - 85.00 ...................           152        12,496,539           14.18          82,214          558
85.01 - 90.00 ...................            62         5,931,906            6.73          95,676          544
90.01 - 95.00 ...................             3           322,460            0.37         107,487          503
                                    -----------    --------------    ------------     -----------    ---------
     Total ......................           984    $   88,157,082          100.00%    $    89,591          590
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average current loan-to-value ratio of the Group I Loans was be approximately 71.14%.

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Loan Characteristics--Mortgage Loans in Loan Group II Through IX" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                  CREDIT SCORE OF THE GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE
                                     GROUP II                         OF GROUP II       AVERAGE        WEIGHTED
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL     AVERAGE LTV
CREDIT SCORE RANGE                    LOANS            BALANCE           LOANS          BALANCE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    -----------
499 or less .....................            32    $    4,098,031            1.50%    $   128,063        68.62%
500 - 519 .......................            26         4,714,967            1.73         181,345        64.45
520 - 539 .......................            29         6,206,177            2.28         214,006        68.43
540 - 559 .......................            35         8,047,353            2.95         229,924        63.02
560 - 579 .......................            29         5,009,164            1.84         172,730        62.31
580 - 599 .......................            32         5,946,493            2.18         185,828        65.56
600 - 619 .......................            46         9,939,379            3.65         216,073        65.12
620 - 639 .......................            51        13,761,823            5.05         269,840        66.03
640 - 659 .......................            54        12,119,301            4.45         224,432        60.59
660 - 679 .......................            70        18,533,394            6.80         264,763        59.84
680 - 699 .......................            93        26,326,160            9.67         283,077        60.12
700 - 719 .......................            78        19,256,558            7.07         246,879        55.24
720 - 739 .......................            82        21,902,013            8.04         267,098        58.82
740 - 759 .......................            80        21,637,945            7.94         270,474        55.41
760 or greater ..................           350        89,637,884           32.91         256,108        52.78
                                    -----------    --------------    ------------     -----------    ---------
Subtotal with Credit Score ......         1,087    $  267,136,641           98.08%    $   245,756        57.96%
Not Available ...................            19         5,224,856            1.92         274,992        53.66
                                    -----------    --------------    ------------     -----------    ---------
Total ...........................         1,106    $  272,361,497          100.00%    $   246,258        57.88%
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average credit score of the Group II through IX Loans was 705.

         For substantially all of the Group II through IX Loans, the Credit Score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.

  OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES OF THE GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE                      WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       WEIGHTED
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL       CREDIT     AVERAGE LTV
OCCUPANCY                             LOANS            BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Primary Residence ...............         1,054    $  265,494,659           97.48%    $   251,892           705        57.87%
Second/Vacation .................            23         5,584,970            2.05         242,825           720        57.82
Non Owner-occupied ..............            29         1,281,868            0.47          44,202           653        59.65
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

                    PURPOSE OF THE GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE                      WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       WEIGHTED
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL       CREDIT     AVERAGE LTV
OCCUPANCY                             LOANS            BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Purchase ........................           408    $  104,335,692           38.31%    $   255,725           704        64.34%
Rate/Term Refinance .............           456       118,964,617           43.68         260,887           711        54.09
Equity Refinance ................           242        49,061,188           18.01         202,732           695        53.33
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

            MORTGAGED PROPERTY TYPES OF THE GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE                      WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       WEIGHTED
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL       CREDIT     AVERAGE LTV
PROPERTY TYPE                         LOANS            BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Single-family detached ..........           839    $  200,080,570           73.46%    $   238,475           706        57.19%
Planned Unit Developments (detached)        177        57,287,701           21.03         323,659           706        59.78
Condo Low-Rise (less than 5 stories)         23         3,457,754            1.27         150,337           626        63.06
Cooperative Units ...............            19         2,832,684            1.04         149,089           743        46.29
Two-to-four family units ........            15         2,493,433            0.92         166,229           705        61.99
Condo High-Rise (9 stories or more).         12         2,338,253            0.86         194,854           772        58.04
Planned Unit Developments (attached)          8         2,038,607            0.75         254,826           623        66.35
Leasehold .......................             2           654,239            0.24         327,120           524        66.11
Townhouse .......................             8           613,286            0.23          76,661           721        63.30
Condo Mid-Rise (5 to 8 stories) .             1           453,982            0.17         453,982           793        77.00
Manufactured Home ...............             2           110,989            0.04          55,494           759        52.70
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF
                           GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE                      WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       WEIGHTED
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL       CREDIT     AVERAGE LTV
STATE                                 LOANS            BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Alabama .........................            16    $    1,840,338            0.68%    $   115,021           699        62.52%
Arkansas ........................             3           938,556            0.34         312,852           742        67.75
Arizona .........................             6         1,822,818            0.67         303,803           688        62.69
California ......................           339        97,694,923           35.87         288,186           722        53.84
Colorado ........................            16         3,593,814            1.32         224,613           729        57.87
Connecticut .....................            18         3,770,208            1.38         209,456           696        50.92
District of Columbia ............            12         3,937,906            1.45         328,159           656        62.83
Delaware ........................             1           362,667            0.13         362,667           770        72.00
Florida .........................            81        16,836,800            6.18         207,862           692        57.53
Georgia .........................            48        11,012,172            4.04         229,420           703        62.21
Hawaii ..........................             3         1,286,590            0.47         428,863           693        60.35
Idaho ...........................             2           391,027            0.14         195,513           656        61.00
Illinois ........................            15         3,784,888            1.39         252,326           663        56.50
Indiana .........................             4           983,524            0.36         245,881           761        70.05
Kansas ..........................             1           368,316            0.14         368,316           613        87.00
Kentucky ........................             8         1,733,503            0.64         216,688           727        56.14
Louisiana .......................             6         1,740,803            0.64         290,134           722        67.90
Massachusetts ...................            20         4,742,169            1.74         237,108           678        56.49
Maryland ........................            34         9,332,319            3.43         274,480           688        60.62
Maine ...........................             1           350,574            0.13         350,574           768        74.00
Michigan ........................            11         2,819,820            1.04         256,347           660        62.85
Minnesota .......................             3           559,994            0.21         186,665           755        66.12
Missouri ........................             5         1,452,410            0.53         290,482           692        74.90
Mississippi .....................             5           900,549            0.33         180,110           573        71.13
Montana .........................             1            21,050            0.01          21,050           504        47.00
North Carolina ..................            25         5,267,409            1.93         210,696           670        63.10
North Dakota ....................             2            88,721            0.03          44,361           637        65.07
Nebraska ........................             1           183,979            0.07         183,979           705        24.00
New Jersey ......................            53        10,221,253            3.75         192,854           685        57.20
New Mexico ......................             7         1,075,570            0.39         153,653           736        59.61
Nevada ..........................             9         3,270,590            1.20         363,399           700        55.45
New York ........................           108        22,613,159            8.30         209,381           715        57.09
Ohio ............................             5         1,372,149            0.50         274,430           637        65.90
Oklahoma ........................             7           480,051            0.18          68,579           645        61.81
Oregon ..........................            15         3,639,312            1.34         242,621           706        61.55
Pennsylvania ....................            20         3,891,790            1.43         194,589           707        61.92
South Carolina ..................            10         2,373,402            0.87         237,340           718        54.33
Tennessee .......................            20         3,958,545            1.45         197,927           682        61.09
Texas ...........................           100        26,171,788            9.61         261,718           685        62.83
Utah ............................             9         1,075,771            0.39         119,530           739        44.60
Virginia ........................            36        10,135,619            3.72         281,545           720        61.24
Vermont .........................             1           480,301            0.18         480,301           751        63.00
Washington ......................            13         3,115,669            1.14         239,667           737        65.86
Wisconsin .......................             2           399,234            0.15         199,617           613        54.16
West Virginia ...................             3           139,671            0.05          46,557           520        67.33
Wyoming .........................             1           129,779            0.05         129,779           558        37.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

    As of March 1, 2005, no more than 1.3% of the Group II through IX Loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.8% of the Group II through IX Loans were secured by mortgaged properties located in any one zip code area outside California.

              DOCUMENTATION TYPES OF THE GROUP II THROUGH IX LOANS


                                     NUMBER OF                        PERCENTAGE                      WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       WEIGHTED
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL       CREDIT     AVERAGE LTV
DOCUMENTATION TYPE                    LOANS            BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
Full Documentation ..............           887    $  231,201,893           84.89%    $   260,656           708        58.99%
Reduced Documentation ...........           219        41,159,604           15.11         187,943           690        51.63
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

                   SEASONING OF THE GROUP II THROUGH IX LOANS

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                     NUMBER OF                        PERCENTAGE                      WEIGHTED      CURRENT
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       LOAN-TO-
                                    THROUGH IX       PRINCIPAL        THROUGH IX       PRINCIPAL       CREDIT        VALUE
    SEASONING IN MONTHS               LOANS           BALANCE            LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
25 - 36 .........................             2    $      612,894            0.23%    $   306,447           646        47.45%
37 - 48 .........................           246        98,901,723           36.31         402,040           712        65.84
49 - 60 .........................            12         3,539,965            1.30         294,997           666        68.98
61 - 72 .........................            68        22,022,651            8.09         323,863           698        60.11
73 - 84 .........................           243        71,149,488           26.12         292,796           714        54.92
85 - 96 .........................           172        14,969,712            5.50          87,033           660        55.19
97 - 108 ........................            32         1,955,269            0.72          61,102           647        59.56
109 - 120 .......................            48         7,999,252            2.94         166,651           712        56.44
121 - 132 .......................            24         4,528,685            1.66         188,695           693        53.75
133 - 144 .......................           134        29,850,156           10.96         222,762           714        45.33
Greater than 144 ................           125        16,831,702            6.18         134,654           682        44.95
                                    -----------    --------------    ------------     -----------    ----------   ----------
     Total ......................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average seasoning of the Group II through IX Loans was 79 months.

            PREPAYMENT PENALTY TERMS OF THE GROUP II THROUGH IX LOANS

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                     NUMBER OF                        PERCENTAGE                      WEIGHTED      CURRENT
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       LOAN-TO-
                                    THROUGH IX       PRINCIPAL        THROUGH IX       PRINCIPAL       CREDIT        VALUE
  PREPAYMENT PENALTY TERM             LOANS           BALANCE            LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
None ............................         1,037    $  242,923,617           89.19%    $   234,256           702        57.18%
60 Months .......................            69        29,437,880           10.81         426,636           730        63.66
                                    -----------    --------------    ------------     -----------    ----------   ----------
     Total ......................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

                 MORTGAGE RATES OF THE GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE                      WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       WEIGHTED
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL       CREDIT     AVERAGE LTV
MORTGAGE RATES (%)                    LOANS            BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
5.5000 - 5.9999 .................             2    $      400,283            0.15%    $   200,142           756        53.34%
6.0000 - 6.4999 .................            17         4,621,614            1.70         271,860           750        47.67
6.5000 - 6.9999 .................           190        62,122,544           22.81         326,961           737        55.11
7.0000 - 7.4999 .................           325       106,940,899           39.26         329,049           710        59.46
7.5000 - 7.9999 .................           244        61,992,682           22.76         254,068           690        59.14
8.0000 - 8.4999 .................            73        13,910,204            5.11         190,551           687        54.71
8.5000 - 8.9999 .................            71         9,838,636            3.61         138,572           657        53.49
9.0000 - 9.4999 .................            28         3,460,187            1.27         123,578           646        59.55
9.5000 - 9.9999 .................            57         3,904,320            1.43          68,497           612        60.98
10.0000 - 10.4999 ...............            26         1,841,698            0.68          70,835           643        71.43
10.5000 - 10.9999 ...............            33         1,725,976            0.63          52,302           616        61.24
11.0000 - 11.4999 ...............            12           508,417            0.19          42,368           595        67.65
11.5000 - 11.9999 ...............            12           432,513            0.16          36,043           631        64.20
12.0000 - 12.4999 ...............             6           213,562            0.08          35,594           557        61.37
12.5000 - 12.9999 ...............             2           218,309            0.08         109,155           532        77.85
13.0000 - 13.4999 ...............             2            58,786            0.02          29,393           471        66.90
13.5000 - 13.9999 ...............             3           105,425            0.04          35,142           609        60.83
14.5000 - 14.9999 ...............             2            33,102            0.01          16,551           756        33.66
16.5000 - 16.9999 ...............             1            32,340            0.01          32,340           506        49.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

      As of March 1, 2005, the weighted average mortgage rate of the Group II through IX Loans was approximately 7.4291% per annum.

               NET MORTGAGE RATES OF THE GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE                      WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       WEIGHTED
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL       CREDIT     AVERAGE LTV
NET MORTGAGE RATE (%)                 LOANS            BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
5.0000 - 5.4999 .................             1    $      267,051            0.10%    $   267,051           741        60.00%
5.5000 - 5.9999 .................            11         2,957,602            1.09         268,873           735        42.87
6.0000 - 6.4999 .................           101        31,421,650           11.54         311,105           739        52.34
6.5000 - 6.9999 .................           316       105,709,768           38.81         334,525           722        59.51
7.0000 - 7.4999 .................           312        84,354,712           30.97         270,368           698        58.77
7.5000 - 7.9999 .................           113        24,830,401            9.12         219,738           676        55.42
8.0000 - 8.4999 .................            63         8,810,373            3.23         139,847           662        54.58
8.5000 - 8.9999 .................            43         5,604,195            2.06         130,330           631        59.88
9.0000 - 9.4999 .................            48         3,216,313            1.18          67,007           614        59.84
9.5000 - 9.9999 .................            33         2,392,878            0.88          72,511           638        67.24
10.0000 - 10.4999 ...............            27         1,245,437            0.46          46,127           614        64.02
10.5000 - 10.9999 ...............            13           577,931            0.21          44,456           593        64.81
11.0000 - 11.4999 ...............             9           311,663            0.11          34,629           646        67.82
11.5000 - 11.9999 ...............             7           276,067            0.10          39,438           567        63.33
12.0000 - 12.4999 ...............             1           155,803            0.06         155,803           504        81.00
12.5000 - 12.9999 ...............             3            76,934            0.03          25,645           502        59.37
13.0000 - 13.4999 ...............             2            87,277            0.03          43,638           610        66.20
14.0000 - 14.4999 ...............             1            30,633            0.01          30,633           750        35.00
14.5000 - 14.9999 ...............             1             2,470            0.01           2,470           835        17.00
15.5000 - 15.9999 ...............             1            32,340            0.01          32,340           506        49.00
                                    -----------    --------------    ------------     -----------    ----------   ----------

Total ...........................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

      As of March 1, 2005, the weighted average net mortgage rate of Group II through IX Loans was approximately 7.0993%.

          ORIGINAL PRINCIPAL BALANCES OF THE GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE                      WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE       AVERAGE       WEIGHTED
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL       CREDIT     AVERAGE LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)    LOANS            BALANCE           LOANS          BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------   -----------
100,000 or less .................           219    $    9,495,176            3.49%    $    43,357           623        59.25%
100,001 to 200,000 ..............            59         5,878,633            2.16          99,638           647        56.01
200,001 to 300,000 ..............            98        16,687,172            6.13         170,277           639        60.95
300,001 to 400,000 ..............           356        97,078,426           35.64         272,692           719        59.78
400,001 to 500,000 ..............           213        68,080,665           25.00         319,628           719        56.25
500,001 to 600,000 ..............            87        34,984,292           12.84         402,118           706        58.75
600,001 to 700,000 ..............            49        25,133,968            9.23         512,938           706        59.15
700,001 to 800,000 ..............             6         3,138,343            1.15         523,057           751        48.50
800,001 to 900,000 ..............             9         6,127,464            2.25         680,829           698        48.52
900,001 to 1,000,000 ............             9         4,964,202            1.82         551,578           684        38.43
1,000,001 to 1,100,000 ..........             1           793,158            0.29         793,158           675        50.00
                                    -----------    --------------    ------------     -----------    ----------   ----------
Total ...........................         1,106    $  272,361,497          100.00%    $   246,258           705        57.88%
                                    ===========    ==============    ============

              ORIGINAL LTV RATIOS OF THE GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE                       WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE        AVERAGE
                                    THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL        CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE           LOANS          BALANCE         SCORE
---------------------------------   -----------    --------------    -------------    -----------    -----------
00.01 - 50.00 ...................           128    $   25,492,099            9.36%    $   199,157          735
50.01-55.00 .....................            45         9,484,164            3.48         210,759          742
55.01-60.00 .....................            86        23,081,909            8.47         268,394          718
60.01-65.00 .....................           100        26,906,398            9.88         269,064          700
65.01-70.00 .....................           157        40,386,711           14.83         257,240          706
70.01-75.00 .....................           168        43,278,562           15.89         257,610          695
75.01-80.00 .....................           338        89,657,700           32.92         265,259          707
80.01-85.00 .....................            28         4,120,539            1.51         147,162          630
85.01-90.00 .....................            43         8,374,137            3.07         194,747          667
90.01-95.00 .....................            11         1,566,235            0.58         142,385          581
95.01-100.00 ....................             2            13,045            0.01           6,522          678
                                    -----------    --------------    ------------     -----------    ---------
Total ...........................         1,106    $  272,361,497          100.00%    $   246,258          705
                                    ===========    ==============    ============

     As of March 1, 2005, the weighted average loan-to-value ratio at origination of the Group II through IX Loans was approximately 69.47%.

          CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP II THROUGH IX LOANS

                                     NUMBER OF                        PERCENTAGE                       WEIGHTED
                                     GROUP II                         OF GROUP II       AVERAGE        AVERAGE
   CURRENT LOAN-TO-VALUE            THROUGH IX        PRINCIPAL       THROUGH IX       PRINCIPAL        CREDIT
         RATIO (%)                    LOANS            BALANCE           LOANS          BALANCE         SCORE
---------------------------------   -----------    --------------    -------------    -----------    -----------
00.01 - 50.00 ...................           452    $   77,894,819           28.60%    $   172,334          737
50.01 - 55.00 ...................           102        28,147,604           10.33         275,957          714
55.01 - 60.00 ...................            68        21,604,570            7.93         317,714          706
60.01 - 65.00 ...................            92        29,551,220           10.85         321,209          692
65.01 - 70.00 ...................           128        39,083,199           14.35         305,337          683
70.01 - 75.00 ...................           133        38,392,648           14.10         288,667          687
75.01 - 80.00 ...................            90        29,352,886           10.78         326,143          703
80.01 - 85.00 ...................            25         5,100,048            1.87         204,002          620
85.01 - 90.00 ...................            15         3,210,773            1.18         214,052          657
90.01 - 95.00 ...................             1            23,731            0.01          23,731          623
                                    -----------    --------------    ------------     -----------    ---------
     Total ......................         1,106    $  272,361,497          100.00%    $   246,258          705
                                    ===========    ==============    ============

         As of March 1, 2005, the weighted average current loan-to-value ratio of the Group II through IX Loans was approximately 57.88%.

         The decrement table for the Class A-PO Certificates under the section entitled "Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE

               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS A-PO CERTIFICATES
                                                            --------------------------------------------------
                                                             0%        6%         18%         24%          30%
                                                            ---       ---        ----        ----         ----
DISTRIBUTION DATE
-----------------
April 2005.............................................     100%      100%       100%         100%         100%
April 2006.............................................      91        85         74           69           63
April 2007.............................................      81        71         54           47           40
April 2008.............................................      70        58         39           31           24
April 2009.............................................      59        46         27           20           14
April 2010.............................................      47        35         18           12           8
April 2011.............................................      35        24         11           7            4
April 2012.............................................      21        14          5           3            2
April 2013.............................................      8          5          2           1            *
April 2014.............................................      8          4          1           1            *
April 2015.............................................      7          4          1           *            *
April 2016.............................................      7          4          1           *            *
April 2017.............................................      7          3          1           *            *
April 2018.............................................      6          3          *           *            *
April 2019.............................................      6          2          *           *            *
April 2020.............................................      5          2          *           *            *
April 2021.............................................      5          2          *           *            *
April 2022.............................................      4          2          *           *            *
April 2023.............................................      4          1          *           *            *
April 2024.............................................      3          1          *           *            *
April 2025.............................................      3          1          *           *            *
April 2026.............................................      2          1          *           *            *
April 2027.............................................      1          *          *           *            *
April 2028.............................................      1          *          *           *            *
April 2029.............................................      0          0          0           0            0
Weighted Average Life in Years** (to Maturity).........      5.4        4.2        2.9         2.4          2.1

----------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-PO Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                  GROUP V LOANS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------    ------------------    -------------------
Aggregate principal balance ....................      $2,878,569.27         $17,866,275.69
Weighted average mortgage rate .................       6.1093293500%                6.6766%
Weighted average servicing fee rate.............       0.3000000000%                0.3132%
Weighted average remaining term
to maturity (months) ...........................                 95                    99

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------    ------------------    -------------------
Aggregate principal balance ....................       $350,578.94          $14,314,303.30
Weighted average mortgage rate .................      6.1250000000%                 6.6857%
Weighted average servicing fee rate.............      0.3000000000%                 0.3000%
Weighted average remaining term
to maturity (months) ...........................               284                     282

         The pre-tax yield to maturity table for the Class A-PO Certificates under the section entitled "Yield and Prepayment Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-PO
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               6%              18%             24%              30%
--------------------------------       ---              ---             ----            ----             -----
$78,771.......................         5.2%             6.7%            10.0%           12.0%            14.1%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement tables and yield tables in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "18% PSA" assumes prepayment rates equal to 18% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The fifth paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ------------------------------------------------------------------------------------
                                                             (Dollar Amounts in Thousands)
Total Loan Portfolio ......       159,458    $41,799,848        156,842    $41,837,077        142,330    $38,092,093
Period of Delinquency
30 to 59 days .............         2,081        485,414          2,147        488,965          1,968        469,058
60 to 89 days .............           297         66,720            336         72,625            327         75,698
90 days or more ...........           301         69,148            307         68,860            333         76,136
Foreclosures Pending ......           419        100,940            340         81,219            350         91,964
Total Delinquent Loans ....         3,098    $   722,221          3,130    $   711,669          2,978    $   712,856
Percent of Loan ...........         1.943%         1.728%         1.996%         1.701%         2.092%         1.871%
    Portfolio .............

                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  -------------------------------------------------------------------------------------
                                    BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -------------------------------------------------------------------------------------
                                                             (Dollar Amounts in Thousands)
Total Loan Portfolio ......       104,754    $29,652,506         61,336    $19,562,648         51,674    $17,633,235
Period of Delinquency
30 to 59 days .............         1,391        350,118            813        202,438            354        101,882
60 to 89 days .............           256         59,355            180         37,722             80         18,514
90 days or more ...........           277         67,047            229         51,671             99         22,840
Foreclosures Pending ......           333         80,326            243         58,402            139         31,349
Total Delinquent Loans ....         2,257    $   556,846          1,465    $   350,233            672    $   174,585
Percent of Loan ...........         2.155%         1.878%         2.388%         1.790%         1.300%         0.990%
    Portfolio .............

----------
o The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ------------------------------------------------------------------------------------
                                                             (Dollar Amounts in Thousands)
Total Loan Portfolio ......        31,572    $ 5,733,023         29,442    $ 5,424,670         26,174    $ 4,923,160
Period of Delinquency
30 to 59 days .............           476         87,173            481         80,450            436         72,245
60 to 89 days .............            72         13,317             85         14,464             71         13,138
90 days or more ...........            68         14,146             57         12,443             64         12,292
Foreclosures Pending ......           113         23,846             87         17,435             79         22,361
Total Delinquent Loans ....           729    $   138,482            710    $   124,791            650    $   120,036
Percent of Loan ...........         2.309%         2.416%         2.412%         2.300%         2.483%         2.438%
    Portfolio

                                     AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                                  ------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ------------------------------------------------------------------------------------
                                                             (Dollar Amounts in Thousands)
Total Loan Portfolio ......        20,813    $ 4,388,764         15,134    $ 3,902,833         12,980    $ 3,701,651
Period of Delinquency
30 to 59 days .............           303         56,489            221         45,326             80         18,542
60 to 89 days .............            62         12,354             38          7,098             21          4,011
90 days or more ...........            66         16,163             55          9,585             15          2,980
Foreclosures Pending ......            68         14,099             53         11,232             26          5,253
Total Delinquent Loans ....           499    $    99,105            367    $    73,241            142    $    30,786
Percent of Loan ...........         2.398%         2.258%         2.425%         1.877%         1.094%         0.832%
    Portfolio

------------------------
o The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                     JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                     (Dollar Amounts in Thousands)
Total Loan Portfolio.........            $41,799,848           $41,837,077           $38,092,093          $29,652,506
Average Portfolio Balance....            $41,744,291           $41,712,987           $40,578,437          $34,185,451
Foreclosed Loans.............                $36,732               $18,166               $11,865              $13,924
Liquidated Foreclosed Loans                 $ 40,097               $57,997               $35,574              $30,193
Foreclosed Loans Ratio.......                 0.088%                0.043%                0.031%               0.047%
Gross Loss...................                 $6,022               $16,608                $9,085               $5,871
Gross Loss Ratio.............                 0.014%                0.040%                0.022%               0.017%
Covered Loss.................                 $3,549                $6,438                $5,451               $3,056
Net Loss.....................                 $2,473               $10,170                $3,633               $2,816
Net Loss Ratio...............                 0.006%                0.024%                0.009%               0.008%
Excess Recovery..............                   $333                   $39                    $5                 $108

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
                                          (Dollar Amounts in Thousands)
Total Loan Portfolio.........            $19,562,648           $17,633,235
Average Portfolio Balance....            $23,080,737           $17,999,485
Foreclosed Loans.............                 $9,435                $2,109
Liquidated Foreclosed Loans                  $28,302               $16,609
Foreclosed Loans Ratio.......                 0.048%                0.012%
Gross Loss...................                 $5,331                $2,922
Gross Loss Ratio.............                 0.023%                0.016%
Covered Loss.................                 $4,219                $1,648
Net Loss.....................                 $1,112                $1,274
Net Loss Ratio...............                 0.005%                0.007%
Excess Recovery..............                    $18                   $68

          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                     (Dollar Amounts in Thousands)
Total Loan Portfolio..........           $5,733,023            $5,424,670            $4,923,160           $4,388,764
Average Portfolio Balance.....           $6,483,857            $5,497,288            $5,208,164           $4,572,334
Foreclosed Loans..............               $7,705                $2,749                  $841               $3,323
Liquidated Foreclosed Loans...               $7,487               $10,220                $5,253               $3,685
Foreclosed Loans Ratio........               0.134%                0.051%                0.017%               0.076%
Gross Loss....................               $1,142                $4,343                $1,657               $1,047
Gross Loss Ratio..............               0.018%                0.079%                0.032%               0.023%
Covered Loss..................                 $561                  $895                $1,202                 $462
Net Loss......................                 $581                $3,449                  $456                 $585
Net Loss Ratio................               0.009%                0.063%                0.009%               0.013%
Excess Recovery...............                 $148                   $25                    $0                   $0

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
                                          (Dollar Amounts in Thousands)
Total Loan Portfolio..........           $3,902,833            $3,701,651
Average Portfolio Balance.....           $4,082,685            $3,702,764
Foreclosed Loans..............               $2,051                  $798
Liquidated Foreclosed Loans...               $5,319                $2,680
Foreclosed Loans Ratio........               0.053%                0.022%
Gross Loss....................               $1,473                  $581
Gross Loss Ratio..............               0.036%                0.016%
Covered Loss..................                 $884                  $227
Net Loss......................                 $589                  $353
Net Loss Ratio................               0.014%                0.010%
Excess Recovery...............                   $0                   $15

o        The tables above relate only to the mortgage loans referred to above.
         Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.

o For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding Corporation, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

o Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

o Gross Loss is the sum of the gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described below. Net gains from the liquidation of mortgage loans are identified below.

o Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

o Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

o Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to that mortgage loan. Excess Recoveries are not applied to reinstate any credit enhancement, and usually are not allocated to holders of certificates.

         The following table sets forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

                ALTERNET MORTGAGE PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 2001          AT DECEMBER 31, 2002          AT DECEMBER 31, 2003
                                  ---------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ---------------------------------------------------------------------------------------
                                                             (Dollar Amounts in Thousands)
Total Loan Portfolio...........   172,205    $15,372,094       227,890      $21,245,572        267,340       $26,747,416
     Period of Delinquency:
30 to 59 days..................     5,085        441,000         6,499          575,607         10,318           917,157
60 to 89 days..................     2,114        182,881         2,430          202,309          3,662           313,734
90 days or more................     6,081        445,810         8,350          670,422         10,796           888,971
Foreclosures Pending...........     9,006        781,172        13,489        1,223,250         14,941         1,342,756
Total Delinquent Loans.........    22,286     $1,850,863        30,768       $2,671,588         39,717        $3,462,618

Percent of Loan Portfolio......   12.942%        12.040%       13.501%          12.575%        14.856%           12.946%

                                       AT DECEMBER 31, 2004
                                  -----------------------------
                                      BY NO.       BY DOLLAR
                                       OF           AMOUNT
                                      LOANS        OF LOANS
                                  -----------------------------
                                  (Dollar Amounts in Thousands)
Total Loan Portfolio...........      260,602       $27,021,236
     Period of Delinquency:
30 to 59 days..................       10,005           916,535
60 to 89 days..................        3,376           293,570
90 days or more................       10,849           884,033
Foreclosures Pending...........       14,441         1,301,306
Total Delinquent Loans.........       38,671        $3,395,443

Percent of Loan Portfolio......      14.839%           12.566%

         The following table sets forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004, with respect to the mortgage loans referred to above. For purposes of the following table, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during that period.

               ALTERNET MORTGAGE PROGRAM FORECLOSURE EXPERIENCE(1)

                                                 AT OR FOR THE                 AT OR FOR THE
                                                  YEAR ENDED                     YEAR ENDED
                                               DECEMBER 31, 2001             DECEMBER 31, 2002
                                         -----------------------------  -----------------------------
                                         (DOLLAR AMOUNTS IN THOUSANDS)  (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio ...................         $15,372,094                        $21,245,572
Average Portfolio Balance ..............         $13,519,676                        $18,695,294
Foreclosed Loans (2) ...................         $   233,802                        $   298,019
Liquidated Foreclosed Loans (3) ........         $   352,882                        $   603,716
Foreclosed Loans Ratio .................               1.521%                             1.403%
Gross Loss (4) .........................         $   146,434                        $   260,334
Gross Loss Ratio .......................               1.083%                             1.393%
Covered Loss (5) .......................         $   145,946                        $   257,153
Net Loss (6) ...........................         $       488                        $     3,181
Net Loss Ratio .........................               0.004%                             0.017%
Excess Recovery (7) ....................         $        18                        $        31

                                                  AT OR FOR THE                 AT OR FOR THE
                                                   YEAR ENDED                     YEAR ENDED
                                                DECEMBER 31, 2003             DECEMBER 31, 2004
                                         -----------------------------  -----------------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)  (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio ...................         $26,747,416                        $27,021,236
Average Portfolio Balance ..............         $23,815,494                        $27,486,562
Foreclosed Loans (2) ...................         $   403,857                        $   337,739
Liquidated Foreclosed Loans (3) ........         $   788,665                        $ 1,062,158
Foreclosed Loans Ratio .................               1.510%                             1.250%
Gross Loss (4) .........................         $   328,137                        $   427,803
Gross Loss Ratio .......................               1.378%                             1.556%
Covered Loss (5) .......................         $   320,261                        $   400,757
Net Loss (6) ...........................         $     7,876                        $    27,046
Net Loss Ratio .........................               0.033%                             0.098%
Excess Recovery (7) ....................         $       114                        $       927

         -------------------------------
     (1) The tables relate only to the mortgage loans referred to above.

     (2) For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

     (3) Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

     (4) Gross Loss is the sum of gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote (5) below. Net gains from the liquidation of mortgage loans are identified in footnote (7) below.

     (5) Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

     (6) Net Loss is determined by subtracting Covered Loss from Gross Loss. As is the case in footnote (4) above, Net Loss indicated here may reflect Excess Recovery (see footnote (7) below). Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

     (7) Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to such mortgage loan. Excess recoveries are not applied to reinstate any credit enhancement, and generally are not allocated to holders of Certificates.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

         The Class A-PO Certificates are "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:45                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1(POOL # 4827) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4827
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I-1   760985Z38    89,300,000.00  54,273,075.13     2.587500  %  2,603,819.55
A-I-2   7609852G5    21,573,402.00  21,573,402.00     2.867500  %          0.00
A-II    760985W31     4,816,000.00   3,294,183.97     8.500000  %     52,998.22
A-III   760985W49    32,460,000.00  20,694,249.33     7.000000  %    924,771.23
A-IV    760985W56    53,367,000.00  33,643,665.59     6.500000  %  2,980,007.09
A-V     760985W64    34,692,000.00  21,100,994.99     6.000000  %    427,489.27
A-VI    760985W72    19,207,000.00  11,819,460.10     8.500000  %    447,042.42
A-VII   760985W80   178,552,000.00 110,152,077.23     7.000000  %  4,283,702.58
A-VIII  760985W98   144,828,000.00  87,417,207.12     6.500000  %  2,116,783.50
A-IX    760985X22    23,826,000.00  16,068,989.67     6.000000  %  1,513,884.57
A-PO    7609852H3       143,104.52     116,141.14     0.000000  %     12,912.77
A-IO-1  7609852J9             0.00           0.00     0.308831  %          0.00
A-IO-2  7609852K6             0.00           0.00     0.356094  %          0.00
R-II    7609852Q3            50.00           0.00     6.000000  %          0.00
R-III   7609852R1            50.00           0.00     6.000000  %          0.00
M-I-1   760985Z46     7,174,200.00   7,174,200.00     2.997500  %          0.00
M-I-2   760985Z53     3,913,200.00   3,913,200.00     3.467500  %          0.00
M-I-3   760985Z61     2,282,700.00   2,282,700.00     3.717500  %          0.00
M-I-4   760985Z79     1,956,600.00   1,956,600.00     3.917500  %          0.00
M-I-5   760985Z87     1,304,400.00   1,304,400.00     4.217500  %          0.00
M-I-6   760985Z95     1,630,500.00   1,630,500.00     4.317500  %          0.00
M-I-7   7609852A8     1,304,400.00   1,304,400.00     5.917500  %          0.00
M-II-1  760985X30     7,537,000.00   7,292,939.23     6.753006  %     28,096.59
M-II-2  760985X48     1,005,000.00     972,456.41     6.753002  %      3,746.46
M-II-3  760985X55       502,000.00     485,744.39     6.753009  %      1,871.36
B-II-1  7609852L4       503,000.00     486,712.01     6.752996  %      1,875.09
B-II-2  7609852M2       251,000.00     242,872.20     6.752984  %        935.69
B-II-3  7609852N0       754,043.50     729,626.29     6.753013  %      2,810.94
R-I                           0.00           0.00     0.000000  %          0.00
SB                            0.00   2,934,886.54     0.000000  %          0.00

-------------------------------------------------------------------------------
                  632,882,650.02   412,864,683.34                 15,402,747.33
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I-1     113,125.44  2,716,944.99            0.00       0.00     51,669,255.58
A-I-2      49,833.06     49,833.06            0.00       0.00     21,573,402.00
A-II       23,333.80     76,332.02            0.00       0.00      3,241,185.75
A-III     120,716.45  1,045,487.68            0.00       0.00     19,769,478.10
A-IV      182,236.52  3,162,243.61            0.00       0.00     30,663,658.50
A-V       105,504.97    532,994.24            0.00       0.00     20,673,505.72
A-VI       83,721.18    530,763.60            0.00       0.00     11,372,417.68
A-VII     642,553.78  4,926,256.36            0.00       0.00    105,868,374.65
A-VIII    473,509.87  2,590,293.37            0.00       0.00     85,300,423.62
A-IX       80,344.95  1,594,229.52            0.00       0.00     14,555,105.10
A-PO            0.00     12,912.77            0.00       0.00        103,228.37
A-IO-1     20,920.85     20,920.85            0.00       0.00              0.00
A-IO-2     69,208.94     69,208.94            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-I-1      17,323.20     17,323.20            0.00       0.00      7,174,200.00
M-I-2      10,930.60     10,930.60            0.00       0.00      3,913,200.00
M-I-3       6,835.89      6,835.89            0.00       0.00      2,282,700.00
M-I-4       6,174.57      6,174.57            0.00       0.00      1,956,600.00
M-I-5       4,431.61      4,431.61            0.00       0.00      1,304,400.00
M-I-6       5,670.86      5,670.86            0.00       0.00      1,630,500.00
M-I-7       6,217.91      6,217.91            0.00       0.00      1,304,400.00
M-II-1     41,041.05     69,137.64            0.00       0.00      7,264,842.64
M-II-2      5,472.50      9,218.96            0.00       0.00        968,709.95
M-II-3      2,733.53      4,604.89            0.00       0.00        483,873.03
B-II-1      2,738.97      4,614.06            0.00       0.00        484,836.92
B-II-2      1,366.76      2,302.45            0.00       0.00        241,936.51
B-II-3      4,105.98      6,916.92            0.00       0.00        726,815.35
R-I             0.00          0.00            0.00       0.00              0.00
SB        435,160.75    435,160.75            0.00       0.00      2,934,886.54

-------------------------------------------------------------------------------
        2,515,213.99 17,917,961.32            0.00       0.00    397,461,936.01
===============================================================================





















Run:        04/26/05     10:32:45
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1(POOL # 4827) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4827
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I-1   607.761200   29.158114     1.266802    30.424916   0.000000  578.603086
A-I-2  1000.000000    0.000000     2.309931     2.309931   0.000000 1000.000000
A-II    684.008299   11.004614     4.845058    15.849672   0.000000  673.003685
A-III   637.530786   28.489563     3.718929    32.208492   0.000000  609.041223
A-IV    630.420777   55.839884     3.414779    59.254663   0.000000  574.580893
A-V     608.238066   12.322416     3.041190    15.363606   0.000000  595.915650
A-VI    615.372525   23.274973     4.358889    27.633862   0.000000  592.097552
A-VII   616.918753   23.991345     3.598693    27.590038   0.000000  592.927409
A-VIII  603.593277   14.615844     3.269464    17.885308   0.000000  588.977433
A-IX    674.430860   63.539183     3.372154    66.911337   0.000000  610.891677
A-PO    811.582554   90.233132     0.000000    90.233132   0.000000  721.349422
A-IO-1    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-IO-2    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-I-1  1000.000000    0.000000     2.414653     2.414653   0.000000 1000.000000
M-I-2  1000.000000    0.000000     2.793264     2.793264   0.000000 1000.000000
M-I-3  1000.000000    0.000000     2.994651     2.994651   0.000000 1000.000000
M-I-4  1000.000000    0.000000     3.155765     3.155765   0.000000 1000.000000
M-I-5  1000.000000    0.000000     3.397432     3.397432   0.000000 1000.000000
M-I-6  1000.000000    0.000000     3.477988     3.477988   0.000000 1000.000000
M-I-7  1000.000000    0.000000     4.766874     4.766874   0.000000 1000.000000
M-II-1  967.618313    3.727820     5.445277     9.173097   0.000000  963.890493
M-II-2  967.618314    3.727821     5.445274     9.173095   0.000000  963.890493
M-II-3  967.618321    3.727829     5.445279     9.173108   0.000000  963.890493
B-II-1  967.618306    3.727813     5.445268     9.173081   0.000000  963.890493
B-II-2  967.618301    3.727809     5.445259     9.173068   0.000000  963.890493
B-II-3  967.618314    3.727822     5.445283     9.173105   0.000000  963.890492

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                      109,094.62
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,731.98

SUBSERVICER ADVANCES THIS MONTH                                      136,751.91
MASTER SERVICER ADVANCES THIS MONTH                                    2,224.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    73   6,387,607.42

 (B)  TWO MONTHLY PAYMENTS:                                   12   1,842,218.18

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         23   3,861,206.54


FORECLOSURES
  NUMBER OF LOANS                                                            24
  AGGREGATE PRINCIPAL BALANCE                                      3,828,052.60

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     397,461,936.02

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,241

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 231,772.27

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   13,954,990.58

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          92.07700770 %     3.49984820 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             91.77986670 %     3.62558010 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,880,175.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.67837800
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              237.05

POOL TRADING FACTOR:                                                62.80183791


Run:     04/26/05     10:32:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        8,077.35
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                        88.90

SUBSERVICER ADVANCES THIS MONTH                                       57,008.86
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    26   2,546,867.42

 (B)  TWO MONTHLY PAYMENTS:                                    6   1,087,757.72

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7   1,032,750.71


FORECLOSURES
  NUMBER OF LOANS                                                            12
  AGGREGATE PRINCIPAL BALANCE                                      2,158,881.44

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      28,580,597.25

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          245

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,119,976.64

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,837,743.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.65473595
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              249.90

POOL TRADING FACTOR:                                                66.26367863


Run:     04/26/05     10:32:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       27,975.79
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       45,519.22
MASTER SERVICER ADVANCES THIS MONTH                                    1,465.62


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    39   2,816,354.53

 (B)  TWO MONTHLY PAYMENTS:                                    4     279,808.08

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         11   1,273,654.23


FORECLOSURES
  NUMBER OF LOANS                                                             9
  AGGREGATE PRINCIPAL BALANCE                                        941,532.12

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      67,162,946.87

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          804

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 171,854.60

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,321,716.20

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,837,743.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.38789997
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              267.10

POOL TRADING FACTOR:                                                76.92664322


Run:     04/26/05     10:32:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        1,284.56
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       138.50

SUBSERVICER ADVANCES THIS MONTH                                        1,255.76
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      26,412.98

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         91,518.20

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                       3,334,441.12

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           71

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                       26,417.13

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,042,432.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                         10.18975466
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              140.50

POOL TRADING FACTOR:                                                67.82604032

Run:        04/26/05     10:57:34                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1(POOL # 4827) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4827
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I-1   760985Z38    89,300,000.00  51,669,255.58     2.700000  %  3,541,125.41
A-I-2   7609852G5    21,573,402.00  21,573,402.00     2.980000  %          0.00
A-II    760985W31     4,816,000.00   3,241,185.75     8.500000  %     27,687.76
A-III   760985W49    32,460,000.00  19,769,478.10     7.000000  %  1,207,056.83
A-IV    760985W56    53,367,000.00  30,663,658.50     6.500000  %    684,405.51
A-V     760985W64    34,692,000.00  20,673,505.72     6.000000  %    482,567.69
A-VI    760985W72    19,207,000.00  11,372,417.68     8.500000  %    467,148.87
A-VII   760985W80   178,552,000.00 105,868,374.65     7.000000  %  3,427,461.42
A-VIII  760985W98   144,828,000.00  85,300,423.62     6.500000  %  4,909,060.65
A-IX    760985X22    23,826,000.00  14,555,105.10     6.000000  %     28,159.14
A-PO    7609852H3       143,104.52     103,228.37     0.000000  %        765.62
A-IO-1  7609852J9             0.00           0.00     0.314539  %          0.00
A-IO-2  7609852K6             0.00           0.00     0.354805  %          0.00
R-II    7609852Q3            50.00           0.00     6.000000  %          0.00
R-III   7609852R1            50.00           0.00     6.000000  %          0.00
M-I-1   760985Z46     7,174,200.00   7,174,200.00     3.110000  %          0.00
M-I-2   760985Z53     3,913,200.00   3,913,200.00     3.580000  %          0.00
M-I-3   760985Z61     2,282,700.00   2,282,700.00     3.830000  %          0.00
M-I-4   760985Z79     1,956,600.00   1,956,600.00     4.030000  %          0.00
M-I-5   760985Z87     1,304,400.00   1,304,400.00     4.330000  %          0.00
M-I-6   760985Z95     1,630,500.00   1,630,500.00     4.430000  %          0.00
M-I-7   7609852A8     1,304,400.00   1,304,400.00     6.030000  %          0.00
M-II-1  760985X30     7,537,000.00   7,264,842.64     6.753096  %     28,514.01
M-II-2  760985X48     1,005,000.00     968,709.95     6.753093  %      3,802.12
M-II-3  760985X55       502,000.00     483,873.03     6.753086  %      1,899.17
B-II-1  7609852L4       503,000.00     484,836.92     6.753100  %      1,902.95
B-II-2  7609852M2       251,000.00     241,936.51     6.753111  %        949.58
B-II-3  7609852N0       754,043.50     726,815.35     6.753094  %      2,852.70
R-I                           0.00           0.00     0.000000  %          0.00
SB                            0.00   2,934,886.54     0.000000  %          0.00

-------------------------------------------------------------------------------
                  632,882,650.02   397,461,936.01                 14,815,359.43
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I-1     120,131.02  3,661,256.43            0.00       0.00     48,128,130.17
A-I-2      55,359.75     55,359.75            0.00       0.00     21,573,402.00
A-II       22,958.40     50,646.16            0.00       0.00      3,213,497.99
A-III     115,321.96  1,322,378.79            0.00       0.00     18,562,421.27
A-IV      166,094.82    850,500.33            0.00       0.00     29,979,252.99
A-V       103,367.53    585,935.22            0.00       0.00     20,190,938.03
A-VI       80,554.63    547,703.50            0.00       0.00     10,905,268.81
A-VII     617,565.52  4,045,026.94            0.00       0.00    102,440,913.23
A-VIII    462,043.96  5,371,104.61            0.00       0.00     80,391,362.97
A-IX       72,775.53    100,934.67            0.00       0.00     14,526,945.96
A-PO            0.00        765.62            0.00       0.00        102,462.75
A-IO-1     20,147.59     20,147.59            0.00       0.00              0.00
A-IO-2     66,482.54     66,482.54            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-I-1      19,212.91     19,212.91            0.00       0.00      7,174,200.00
M-I-2      12,063.53     12,063.53            0.00       0.00      3,913,200.00
M-I-3       7,528.47      7,528.47            0.00       0.00      2,282,700.00
M-I-4       6,789.95      6,789.95            0.00       0.00      1,956,600.00
M-I-5       4,863.60      4,863.60            0.00       0.00      1,304,400.00
M-I-6       6,219.90      6,219.90            0.00       0.00      1,630,500.00
M-I-7       6,773.10      6,773.10            0.00       0.00      1,304,400.00
M-II-1     40,883.48     69,397.49            0.00       0.00      7,236,328.63
M-II-2      5,451.49      9,253.61            0.00       0.00        964,907.83
M-II-3      2,723.03      4,622.20            0.00       0.00        481,973.86
B-II-1      2,728.46      4,631.41            0.00       0.00        482,933.97
B-II-2      1,361.52      2,311.10            0.00       0.00        240,986.93
B-II-3      4,090.21      6,942.91            0.00       0.00        723,962.65
R-I             0.00          0.00            0.00       0.00              0.00
SB        397,051.60    397,051.60            0.00       0.00      2,934,886.54

-------------------------------------------------------------------------------
        2,420,544.50 17,235,903.93            0.00       0.00    382,646,576.58
===============================================================================





















Run:        04/26/05     10:57:34
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1(POOL # 4827) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4827
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I-1   578.603086   39.654260     1.345252    40.999512   0.000000  538.948826
A-I-2  1000.000000    0.000000     2.566111     2.566111   0.000000 1000.000000
A-II    673.003685    5.749120     4.767110    10.516230   0.000000  667.254566
A-III   609.041223   37.185978     3.552741    40.738719   0.000000  571.855246
A-IV    574.580893   12.824508     3.112313    15.936821   0.000000  561.756385
A-V     595.915650   13.910057     2.979578    16.889635   0.000000  582.005593
A-VI    592.097552   24.321803     4.194025    28.515828   0.000000  567.775749
A-VII   592.927409   19.195873     3.458743    22.654616   0.000000  573.731536
A-VIII  588.977433   33.895798     3.190294    37.086092   0.000000  555.081635
A-IX    610.891677    1.181866     3.054459     4.236325   0.000000  609.709811
A-PO    721.349433    5.350075     0.000000     5.350075   0.000000  715.999358
A-IO-1    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-IO-2    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-I-1  1000.000000    0.000000     2.678056     2.678056   0.000000 1000.000000
M-I-2  1000.000000    0.000000     3.082779     3.082779   0.000000 1000.000000
M-I-3  1000.000000    0.000000     3.298055     3.298055   0.000000 1000.000000
M-I-4  1000.000000    0.000000     3.470280     3.470280   0.000000 1000.000000
M-I-5  1000.000000    0.000000     3.728611     3.728611   0.000000 1000.000000
M-I-6  1000.000000    0.000000     3.814719     3.814719   0.000000 1000.000000
M-I-7  1000.000000    0.000000     5.192502     5.192502   0.000000 1000.000000
M-II-1  963.890493    3.783204     5.424370     9.207574   0.000000  960.107289
M-II-2  963.890493    3.783204     5.424368     9.207572   0.000000  960.107289
M-II-3  963.890496    3.783207     5.424363     9.207570   0.000000  960.107289
B-II-1  963.890489    3.783201     5.424374     9.207575   0.000000  960.107289
B-II-2  963.890476    3.783187     5.424382     9.207569   0.000000  960.107289
B-II-3  963.890492    3.783204     5.424369     9.207573   0.000000  960.107288

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                      105,532.08
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,236.40

SUBSERVICER ADVANCES THIS MONTH                                      154,121.23
MASTER SERVICER ADVANCES THIS MONTH                                    2,224.18


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    71   8,655,291.36

 (B)  TWO MONTHLY PAYMENTS:                                   18   1,658,706.77

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         21   4,458,491.67


FORECLOSURES
  NUMBER OF LOANS                                                            26
  AGGREGATE PRINCIPAL BALANCE                                      3,181,647.73

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     382,646,576.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,184

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 231,211.56

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   13,405,573.05

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          91.77986670 %     3.62558010 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             91.47203130 %     3.75552310 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,880,175.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.69529400
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              236.08

POOL TRADING FACTOR:                                                60.46090481


Run:     04/26/05     10:57:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,662.83
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       55,629.85
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    23   2,713,658.32

 (B)  TWO MONTHLY PAYMENTS:                                    7     572,830.65

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6   1,321,584.51


FORECLOSURES
  NUMBER OF LOANS                                                            13
  AGGREGATE PRINCIPAL BALANCE                                      1,985,285.52

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      27,050,790.55

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          236

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,473,364.97

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,837,743.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.68368004
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              250.20

POOL TRADING FACTOR:                                                62.71684514


Run:     04/26/05     10:57:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       27,467.49
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       46,999.50
MASTER SERVICER ADVANCES THIS MONTH                                    1,465.70


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    36   2,847,280.27

 (B)  TWO MONTHLY PAYMENTS:                                    8     625,788.95

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          9   1,155,841.18


FORECLOSURES
  NUMBER OF LOANS                                                            11
  AGGREGATE PRINCIPAL BALANCE                                        948,121.55

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      65,151,628.16

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          789

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 171,686.62

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,912,591.19

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,837,743.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.47898816
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              266.30

POOL TRADING FACTOR:                                                74.62293256


Run:     04/26/05     10:57:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        1,265.35
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       138.97

SUBSERVICER ADVANCES THIS MONTH                                        1,255.91
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      26,193.16

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         91,518.20

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                       3,305,982.25

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           71

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                          886.98

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,042,432.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                         10.19319456
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              140.10

POOL TRADING FACTOR:                                                67.24715697

Run:        04/07/05     13:17:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1(POOL # 4827) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4827
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I-1   760985Z38    89,300,000.00  48,128,130.17     2.820000  %  2,621,945.71
A-I-2   7609852G5    21,573,402.00  21,573,402.00     3.100000  %          0.00
A-II    760985W31     4,816,000.00   3,213,497.99     8.500000  %     28,387.43
A-III   760985W49    32,460,000.00  18,562,421.27     7.000000  %  1,155,801.66
A-IV    760985W56    53,367,000.00  29,979,252.99     6.500000  %    738,793.99
A-V     760985W64    34,692,000.00  20,190,938.03     6.000000  %    218,538.95
A-VI    760985W72    19,207,000.00  10,905,268.81     8.500000  %    328,558.62
A-VII   760985W80   178,552,000.00 102,440,913.23     7.000000  %  5,324,339.11
A-VIII  760985W98   144,828,000.00  80,391,362.97     6.500000  %  5,539,201.03
A-IX    760985X22    23,826,000.00  14,526,945.96     6.000000  %    375,482.45
A-PO    7609852H3       143,104.52     102,462.75     0.000000  %        761.09
A-IO-1  7609852J9             0.00           0.00     0.314412  %          0.00
A-IO-2  7609852K6             0.00           0.00     0.355823  %          0.00
R-II    7609852Q3            50.00           0.00     6.000000  %          0.00
R-III   7609852R1            50.00           0.00     6.000000  %          0.00
M-I-1   760985Z46     7,174,200.00   7,174,200.00     3.230000  %          0.00
M-I-2   760985Z53     3,913,200.00   3,913,200.00     3.700000  %          0.00
M-I-3   760985Z61     2,282,700.00   2,282,700.00     3.950000  %          0.00
M-I-4   760985Z79     1,956,600.00   1,956,600.00     4.150000  %          0.00
M-I-5   760985Z87     1,304,400.00   1,304,400.00     4.450000  %          0.00
M-I-6   760985Z95     1,630,500.00   1,630,500.00     4.550000  %          0.00
M-I-7   7609852A8     1,304,400.00   1,304,400.00     6.150000  %          0.00
M-II-1  760985X30     7,537,000.00   7,236,328.63     6.753207  %     28,685.81
M-II-2  760985X48     1,005,000.00     964,907.83     6.753213  %      3,825.03
M-II-3  760985X55       502,000.00     481,973.86     6.753204  %      1,910.61
B-II-1  7609852L4       503,000.00     482,933.97     6.753197  %      1,914.42
B-II-2  7609852M2       251,000.00     240,986.93     6.753229  %        955.31
B-II-3  7609852N0       754,043.50     723,962.65     6.753216  %      2,869.89
R-I                           0.00           0.00     0.000000  %          0.00
SB                            0.00   2,934,886.54     0.000000  %          0.00

-------------------------------------------------------------------------------
                  632,882,650.02   382,646,576.58                 16,371,971.11
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I-1     105,561.03  2,727,506.74            0.00       0.00     45,506,184.46
A-I-2      52,015.87     52,015.87            0.00       0.00     21,573,402.00
A-II       22,762.28     51,149.71            0.00       0.00      3,185,110.56
A-III     108,280.79  1,264,082.45            0.00       0.00     17,406,619.61
A-IV      162,387.62    901,181.61            0.00       0.00     29,240,459.00
A-V       100,954.69    319,493.64            0.00       0.00     19,972,399.08
A-VI       77,245.65    405,804.27            0.00       0.00     10,576,710.19
A-VII     597,571.99  5,921,911.10            0.00       0.00     97,116,574.12
A-VIII    435,453.22  5,974,654.25            0.00       0.00     74,852,161.94
A-IX       72,634.73    448,117.18            0.00       0.00     14,151,463.51
A-PO            0.00        761.09            0.00       0.00        101,701.66
A-IO-1     19,502.68     19,502.68            0.00       0.00              0.00
A-IO-2     64,050.84     64,050.84            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-I-1      18,023.18     18,023.18            0.00       0.00      7,174,200.00
M-I-2      11,261.32     11,261.32            0.00       0.00      3,913,200.00
M-I-3       7,012.96      7,012.96            0.00       0.00      2,282,700.00
M-I-4       6,315.47      6,315.47            0.00       0.00      1,956,600.00
M-I-5       4,514.67      4,514.67            0.00       0.00      1,304,400.00
M-I-6       5,770.16      5,770.16            0.00       0.00      1,630,500.00
M-I-7       6,239.38      6,239.38            0.00       0.00      1,304,400.00
M-II-1     40,723.69     69,409.50            0.00       0.00      7,207,642.82
M-II-2      5,430.19      9,255.22            0.00       0.00        961,082.80
M-II-3      2,712.39      4,623.00            0.00       0.00        480,063.25
B-II-1      2,717.79      4,632.21            0.00       0.00        481,019.55
B-II-2      1,356.20      2,311.51            0.00       0.00        240,031.62
B-II-3      4,074.23      6,944.12            0.00       0.00        721,092.76
R-I             0.00          0.00            0.00       0.00              0.00
SB        364,409.81    364,409.81            0.00       0.00      2,934,886.54

-------------------------------------------------------------------------------
        2,298,982.83 18,670,953.94            0.00       0.00    366,274,605.47
===============================================================================





















Run:        04/07/05     13:17:32
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1(POOL # 4827) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4827
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I-1   538.948826   29.361094     1.182094    30.543188   0.000000  509.587732
A-I-2  1000.000000    0.000000     2.411111     2.411111   0.000000 1000.000000
A-II    667.254566    5.894400     4.726387    10.620787   0.000000  661.360166
A-III   571.855246   35.606952     3.335822    38.942774   0.000000  536.248294
A-IV    561.756385   13.843649     3.042847    16.886496   0.000000  547.912736
A-V     582.005593    6.299405     2.910028     9.209433   0.000000  575.706188
A-VI    567.775749   17.106192     4.021745    21.127937   0.000000  550.669557
A-VII   573.731536   29.819543     3.346767    33.166310   0.000000  543.911993
A-VIII  555.081635   38.246755     3.006692    41.253447   0.000000  516.834880
A-IX    609.709811   15.759357     3.048549    18.807906   0.000000  593.950454
A-PO    715.999365    5.318420     0.000000     5.318420   0.000000  710.680945
A-IO-1    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-IO-2    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-I-1  1000.000000    0.000000     2.512222     2.512222   0.000000 1000.000000
M-I-2  1000.000000    0.000000     2.877778     2.877778   0.000000 1000.000000
M-I-3  1000.000000    0.000000     3.072221     3.072221   0.000000 1000.000000
M-I-4  1000.000000    0.000000     3.227778     3.227778   0.000000 1000.000000
M-I-5  1000.000000    0.000000     3.461109     3.461109   0.000000 1000.000000
M-I-6  1000.000000    0.000000     3.538890     3.538890   0.000000 1000.000000
M-I-7  1000.000000    0.000000     4.783333     4.783333   0.000000 1000.000000
M-II-1  960.107288    3.805998     5.403170     9.209168   0.000000  956.301290
M-II-2  960.107290    3.806000     5.403174     9.209174   0.000000  956.301290
M-II-3  960.107286    3.805996     5.403167     9.209163   0.000000  956.301290
B-II-1  960.107294    3.806004     5.403161     9.209165   0.000000  956.301290
B-II-2  960.107306    3.806016     5.403187     9.209203   0.000000  956.301290
B-II-3  960.107290    3.806001     5.403176     9.209177   0.000000  956.301289

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:17:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                      101,228.44
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,015.15

SUBSERVICER ADVANCES THIS MONTH                                      150,441.65
MASTER SERVICER ADVANCES THIS MONTH                                    1,785.18


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    59   7,307,119.57

 (B)  TWO MONTHLY PAYMENTS:                                   22   2,854,548.35

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         18   3,551,993.59


FORECLOSURES
  NUMBER OF LOANS                                                            29
  AGGREGATE PRINCIPAL BALANCE                                      3,719,621.35

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     366,274,605.49

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,114

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 182,616.72

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   14,920,494.63

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          91.47203130 %     3.75552310 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             91.10180750 %     3.91242500 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,880,175.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.70248000
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              234.03

POOL TRADING FACTOR:                                                57.87401590


Run:     04/07/05     13:17:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,383.25
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       46,075.91
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    19   2,051,263.71

 (B)  TWO MONTHLY PAYMENTS:                                    5     661,865.69

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     568,405.86


FORECLOSURES
  NUMBER OF LOANS                                                            15
  AGGREGATE PRINCIPAL BALANCE                                      2,202,579.09

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      26,456,591.06

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          231

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      513,237.72

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,837,743.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.67628452
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              249.90

POOL TRADING FACTOR:                                                61.33920269


Run:     04/07/05     13:17:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       26,242.26
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       45,405.23
MASTER SERVICER ADVANCES THIS MONTH                                    1,026.60


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    28   2,226,356.02

 (B)  TWO MONTHLY PAYMENTS:                                   13   1,098,450.40

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          9   1,132,861.37


FORECLOSURES
  NUMBER OF LOANS                                                            10
  AGGREGATE PRINCIPAL BALANCE                                        885,322.44

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      63,123,881.94

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          766

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 123,487.01

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,883,447.23

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,837,743.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.49771401
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              265.00

POOL TRADING FACTOR:                                                72.30040626


Run:     04/07/05     13:17:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        1,256.15
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       137.75

SUBSERVICER ADVANCES THIS MONTH                                        5,127.32
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     173,225.45

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         91,518.20

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                       3,276,817.05

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           71

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                        1,362.60

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,042,432.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                         10.19665168
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              139.70

POOL TRADING FACTOR:                                                66.65390611

Run:        04/25/05     12:55:16                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1(POOL # 4827) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4827
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I-1   760985Z38    89,300,000.00  45,506,184.46     3.020000  %  2,846,525.75
A-I-2   7609852G5    21,573,402.00  21,573,402.00     3.300000  %          0.00
A-II    760985W31     4,816,000.00   3,185,110.56     8.500000  %     96,747.54
A-III   760985W49    32,460,000.00  17,406,619.61     7.000000  %    612,031.48
A-IV    760985W56    53,367,000.00  29,240,459.00     6.500000  %  2,301,670.16
A-V     760985W64    34,692,000.00  19,972,399.08     6.000000  %    925,982.22
A-VI    760985W72    19,207,000.00  10,576,710.19     8.500000  %    270,075.12
A-VII   760985W80   178,552,000.00  97,116,574.12     7.000000  %  4,452,175.94
A-VIII  760985W98   144,828,000.00  74,852,161.94     6.500000  %  3,726,641.83
A-IX    760985X22    23,826,000.00  14,151,463.51     6.000000  %    764,676.92
A-PO    7609852H3       143,104.52     101,701.66     0.000000  %        833.90
A-IO-1  7609852J9             0.00           0.00     0.312440  %          0.00
A-IO-2  7609852K6             0.00           0.00     0.357283  %          0.00
R-II    7609852Q3            50.00           0.00     6.000000  %          0.00
R-III   7609852R1            50.00           0.00     6.000000  %          0.00
M-I-1   760985Z46     7,174,200.00   7,174,200.00     3.430000  %          0.00
M-I-2   760985Z53     3,913,200.00   3,913,200.00     3.900000  %          0.00
M-I-3   760985Z61     2,282,700.00   2,282,700.00     4.150000  %          0.00
M-I-4   760985Z79     1,956,600.00   1,956,600.00     4.350000  %          0.00
M-I-5   760985Z87     1,304,400.00   1,304,400.00     4.650000  %          0.00
M-I-6   760985Z95     1,630,500.00   1,630,500.00     4.750000  %          0.00
M-I-7   7609852A8     1,304,400.00   1,304,400.00     6.350000  %          0.00
M-II-1  760985X30     7,537,000.00   7,207,642.82     6.753325  %     29,028.55
M-II-2  760985X48     1,005,000.00     961,082.80     6.753320  %      3,870.73
M-II-3  760985X55       502,000.00     480,063.25     6.753335  %      1,933.44
B-II-1  7609852L4       503,000.00     481,019.55     6.753331  %      1,937.29
B-II-2  7609852M2       251,000.00     240,031.62     6.753310  %        966.72
B-II-3  7609852N0       754,043.50     721,092.76     6.753317  %      2,904.18
R-I                           0.00           0.00     0.000000  %          0.00
SB                            0.00   2,934,886.54     0.000000  %          0.00

-------------------------------------------------------------------------------
                  632,882,650.02   366,274,605.47                 16,038,001.77
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I-1     118,341.36  2,964,867.11            0.00       0.00     42,659,658.71
A-I-2      61,304.42     61,304.42            0.00       0.00     21,573,402.00
A-II       22,561.20    119,308.74            0.00       0.00      3,088,363.02
A-III     101,538.61    713,570.09            0.00       0.00     16,794,588.13
A-IV      158,385.82  2,460,055.98            0.00       0.00     26,938,788.84
A-V        99,862.00  1,025,844.22            0.00       0.00     19,046,416.86
A-VI       74,918.36    344,993.48            0.00       0.00     10,306,635.07
A-VII     566,513.35  5,018,689.29            0.00       0.00     92,664,398.18
A-VIII    405,449.21  4,132,091.04            0.00       0.00     71,125,520.11
A-IX       70,757.32    835,434.24            0.00       0.00     13,386,786.59
A-PO            0.00        833.90            0.00       0.00        100,867.76
A-IO-1     18,815.31     18,815.31            0.00       0.00              0.00
A-IO-2     60,865.99     60,865.99            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-I-1      21,189.80     21,189.80            0.00       0.00      7,174,200.00
M-I-2      13,141.83     13,141.83            0.00       0.00      3,913,200.00
M-I-3       8,157.48      8,157.48            0.00       0.00      2,282,700.00
M-I-4       7,329.10      7,329.10            0.00       0.00      1,956,600.00
M-I-5       5,223.03      5,223.03            0.00       0.00      1,304,400.00
M-I-6       6,669.20      6,669.20            0.00       0.00      1,630,500.00
M-I-7       7,132.53      7,132.53            0.00       0.00      1,304,400.00
M-II-1     40,562.96     69,591.51            0.00       0.00      7,178,614.27
M-II-2      5,408.75      9,279.48            0.00       0.00        957,212.07
M-II-3      2,701.69      4,635.13            0.00       0.00        478,129.81
B-II-1      2,707.07      4,644.36            0.00       0.00        479,082.26
B-II-2      1,350.84      2,317.56            0.00       0.00        239,064.90
B-II-3      4,058.14      6,962.32            0.00       0.00        718,188.58
R-I             0.00          0.00            0.00       0.00              0.00
SB        355,198.06    355,198.06            0.00       0.00      2,934,886.54

-------------------------------------------------------------------------------
        2,240,143.43 18,278,145.20            0.00       0.00    350,236,603.70
===============================================================================





















Run:        04/25/05     12:55:16
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1(POOL # 4827) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4827
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I-1   509.587732   31.875988     1.325211    33.201199   0.000000  477.711744
A-I-2  1000.000000    0.000000     2.841667     2.841667   0.000000 1000.000000
A-II    661.360166   20.088775     4.684635    24.773410   0.000000  641.271391
A-III   536.248294   18.854944     3.128115    21.983059   0.000000  517.393350
A-IV    547.912736   43.129090     2.967861    46.096951   0.000000  504.783646
A-V     575.706188   26.691521     2.878531    29.570052   0.000000  549.014668
A-VI    550.669557   14.061286     3.900576    17.961862   0.000000  536.608272
A-VII   543.911993   24.934898     3.172820    28.107718   0.000000  518.977095
A-VIII  516.834880   25.731501     2.799522    28.531023   0.000000  491.103379
A-IX    593.950454   32.094222     2.969752    35.063974   0.000000  561.856232
A-PO    710.680957    5.827209     0.000000     5.827209   0.000000  704.853748
A-IO-1    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-IO-2    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-I-1  1000.000000    0.000000     2.953612     2.953612   0.000000 1000.000000
M-I-2  1000.000000    0.000000     3.358333     3.358333   0.000000 1000.000000
M-I-3  1000.000000    0.000000     3.573610     3.573610   0.000000 1000.000000
M-I-4  1000.000000    0.000000     3.745835     3.745835   0.000000 1000.000000
M-I-5  1000.000000    0.000000     4.004163     4.004163   0.000000 1000.000000
M-I-6  1000.000000    0.000000     4.090279     4.090279   0.000000 1000.000000
M-I-7  1000.000000    0.000000     5.468054     5.468054   0.000000 1000.000000
M-II-1  956.301290    3.851473     5.381844     9.233317   0.000000  952.449817
M-II-2  956.301290    3.851473     5.381841     9.233314   0.000000  952.449817
M-II-3  956.301292    3.851474     5.381853     9.233327   0.000000  952.449817
B-II-1  956.301289    3.851471     5.381849     9.233320   0.000000  952.449817
B-II-2  956.301292    3.851474     5.381833     9.233307   0.000000  952.449817
B-II-3  956.301292    3.851475     5.381838     9.233313   0.000000  952.449817

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       97,611.30
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,937.87

SUBSERVICER ADVANCES THIS MONTH                                      123,740.98
MASTER SERVICER ADVANCES THIS MONTH                                    1,104.02


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    36   4,653,856.52

 (B)  TWO MONTHLY PAYMENTS:                                   19   2,675,653.49

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         19   3,329,425.02


FORECLOSURES
  NUMBER OF LOANS                                                            27
  AGGREGATE PRINCIPAL BALANCE                                      3,254,122.76

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     350,236,603.71

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,052

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  94,764.67

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   14,599,374.83

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          91.10180750 %     3.91242500 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             90.70594620 %     4.07997860 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,880,175.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.71324700
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              232.95

POOL TRADING FACTOR:                                                55.33989654


Run:     04/25/05     12:55:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,164.40
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       45,154.43
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,130,449.63

 (B)  TWO MONTHLY PAYMENTS:                                    4     506,623.44

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     529,096.04


FORECLOSURES
  NUMBER OF LOANS                                                            13
  AGGREGATE PRINCIPAL BALANCE                                      2,007,228.23

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      25,594,295.92

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          224

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      807,182.89

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,837,743.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.62373106
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              249.60

POOL TRADING FACTOR:                                                59.33998456


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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       25,650.23
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       33,976.94
MASTER SERVICER ADVANCES THIS MONTH                                      345.35


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13     967,394.17

 (B)  TWO MONTHLY PAYMENTS:                                    9     691,284.45

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         11   1,247,292.90


FORECLOSURES
  NUMBER OF LOANS                                                            12
  AGGREGATE PRINCIPAL BALANCE                                        999,039.64

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      61,139,651.33

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          749

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  36,032.70

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,802,729.28

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,837,743.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.55324992
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              263.60

POOL TRADING FACTOR:                                                70.02772159


Run:     04/25/05     12:55:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-SL1 (POOL #  4827)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4827
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        1,257.46
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       137.57

SUBSERVICER ADVANCES THIS MONTH                                          795.95
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         91,518.20

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                       3,179,304.99

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           70

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                       70,194.67

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION              0.00000000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,042,432.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                         10.20998297
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              140.80

POOL TRADING FACTOR:                                                64.67040823